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EXHIBIT 2.1


                                                                     As Executed


                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

         This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of October 12, 2004, by and between OAK HILL FINANCIAL, INC., an Ohio corporation ("Oak Hill Financial"), and LAWRENCE FINANCIAL HOLDINGS, INC., a Maryland corporation ("Lawrence Financial").

                                    RECITALS
                                    --------

         A. Oak Hill Financial is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. Oak Hill Banks, an Ohio-chartered commercial bank ("Oak Hill Banks"), is a wholly owned subsidiary of Oak Hill Financial. Oak Hill Financial is a corporation organized and existing under the laws of Ohio and is authorized to issue 15,000,000 shares of common stock, without par value ("Oak Hill Common"), of which 5,544,514 shares were issued and outstanding as of the date hereof, and (ii) 1,500,000 voting shares of preferred stock, without par value, and 1,500,000 non-voting shares of preferred stock, without par value, of which there are no shares issued and outstanding as of the date hereof.

         B. Lawrence Financial is a registered savings and loan holding company under the Home Owners' Loan Act, as amended. Lawrence Federal Savings Bank ("Lawrence Federal") and Lawrence Financial Services Corp., are wholly owned subsidiaries of Lawrence Financial. Lawrence Financial is a corporation organized and existing under the laws of Maryland and is authorized to issue 4,000,000 shares of common stock with a par value of one cent ($.01) per share ("Lawrence Financial Common"), of which 650,110 shares were issued and outstanding as of the date hereof and 1,000,000 shares of preferred stock with a par value of one cent ($.01), of which there are no shares issued and outstanding as of the date hereof.

         C. The respective Boards of Directors of Oak Hill Financial and Lawrence Financial have approved the merger of Lawrence Financial with and into Oak Hill Financial (the "Merger") substantially on the terms and conditions contained in this Agreement.

         D. Immediately following the consummation of the Merger, it is anticipated Oak Hill Banks will merge with and into Lawrence Federal under the terms of the Agreement and Plan of Merger by and between Oak Hill Banks and Lawrence Federal (or its successor as an Ohio state-charted banking organization), attached hereto as Exhibit A.

         E. The parties intend that the Merger shall qualify as a reorganization under the revisions of Section 368(a) of the Code and the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g).

                                    AGREEMENT
                                    ---------

         In consideration of the foregoing and of the mutual promises contained herein, the parties agree as follows:

SECTION 1.      DEFINITIONS
                -----------

         1.01   Definitions  Contained  Elsewhere  in this  Agreement.  For  the
                -----------------------------------------------------
purposes of this Agreement, the following terms shall have the meanings assigned to them in the preamble and Recitals of this Agreement:

                (a) this "Agreement";

                (b) "Lawrence Financial";

                (c) "Lawrence Financial Common";

                (d) "Oak Hill Banks";


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                                                                     As Executed


                (e) "Oak Hill Financial";

                (f) the "Merger"; and

                (g) "Oak Hill Common"

         1.02   Other  Definitions.  For the purposes of this Agreement, certain
                ------------------
other terms shall be defined as follows:

                (a) the "1933 Act" means the Securities Act of 1933, as amended;

                (b) the "1934 Act" means the Securities Exchange Act of 1934, as amended;

                (c) an "Acquisition Proposal" means an inquiry received from, or an offer or proposal made by or on behalf of, any other corporation, firm, association, person, or other entity relating to (i) the possible acquisition of more than 25 percent of the shares of the capital stock of Lawrence Financial, including, but not limited to, an exchange or tender offer therefor, (ii) the possible acquisition of a majority of the assets of Lawrence Financial, (iii) a merger or consolidation involving Lawrence Financial, other than a transaction in which Lawrence Financial will be the owner of all of the stock of the surviving corporation following the transaction, or (iv) a merger or consolidation involving Lawrence Financial, other than a transaction in which Lawrence Financial will be the surviving corporation and the current stockholders of Lawrence Financial will be the owners of a majority of the stock of the surviving corporation following the transaction;

                (d) an "Affiliate" of a party means a director, officer, employee, agent, or adviser of such party;

                (e) the "Audited Financial Statements" mean the consolidated, audited financial statements of Lawrence Financial, consisting of balance sheets as of December 31, 2003, and statements of income, cash flows, and changes in stockholders' equity for the fiscal years ended December 31, 2003, with the report thereon of Crowe Chizek and Company LLC, a registered public accounting firm. If a set of consolidated, audited financial statements of Lawrence Federal for a fiscal period ended as of a date after December 31, 2003, are subsequently audited by any registered public accounting firm, such later statements shall be the statements to which reference is made;

                (f) "Average Closing Price" shall mean the average of the last sales prices of Oak Hill Common during the primary trading session of the Nasdaq National Market System (as reported in a mutually agreed upon authoritative source) for the twenty most recent full trading days in which such shares are traded on the Nasdaq National Market System ending at the closing of trading on the date four business days prior to the Closing Date.

                (g) "BIF" means the Bank Insurance Fund of the FDIC;

                (h) "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended;

                (i) the "Code" means the Internal Revenue Code of 1986, as amended;

                (j) "Confidential Information" of or relating to a party means any and all information received from or on behalf of such party or their Affiliates concerning the Merger, the terms of this Agreement, or the assets, business, operations, or financial condition of such party or their Affiliates, unless and to the extent that any such information is in the public domain;

                (k) "CRA" means the Community Reinvestment Act of 1977, as amended;

                (l)  the   "Division  of  Financial   Institutions"  means   the
Division of Financial Institutions, Ohio Department of Commerce;


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
                                                                     As Executed


                (m)  "Employee   Benefit  Plans"   means  any and all  "employee
benefit plans" or "welfare benefit plans" as defined in ERISA;

                (n) "Environmental Law" means CERCLA, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Federal Water Pollution Control Act, the Clean Water Act, the Clean Air Act, regulations promulgated thereunder, and any other federal, state, county, municipal, local, foreign, provincial, or other statute law, ordinance, or regulation which may relate to or deal with human health or the environment, all as may be amended from time to time.

                (o) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

                (p) "Exempt   Lawrence   Financial  Employees" means Mr. Jack L.
Blair and Mr. RobRoy Walters;

                (q) "FDIC" means the Federal Deposit Insurance Corporation;

                (r) the  "Federal   Reserve  Board" means the Board of Governors
of the Federal Reserve System, or its delegate;

                (s) "Hazardous Substances" means (i) any "hazardous substance" as defined in Section 101(14) of CERCLA or regulations promulgated thereunder;
(ii) any "solid waste," "hazardous waste," or "infectious waste," as such terms are defined in any other Environmental Law; (iii) asbestos, urea-formaldehyde, polychlorinated biphenyls (PCBs), nuclear fuel or material, chemical waste, radioactive material, explosives, known carcinogens, petroleum products and by-products, and other dangerous, toxic, or hazardous pollutants, contaminants, chemicals, materials, or substances listed or identified in, or regulated by, any Environmental Law; and (iv) any other substances or materials which are classified or considered to be hazardous or toxic under any Environmental Law;

                (t) "Knowledge" as used herein shall mean those facts that are actually known or should reasonably have been known after due inquiry by the President, or any Senior or Executive Vice President of any party hereto;

                (u) the "Lawrence Financial Disclosure Memorandum" means a certain Disclosure Memorandum, dated October 8, 2004, which has been previously delivered by Lawrence Financial to Oak Hill Financial, as the same has been amended and supplemented through the date of this Agreement, and as the same may subsequently be amended or supplemented prior to the Effective Date;

                (v) "Material Adverse Effect" means a material adverse change in the consolidated results of operations, financial condition, properties, or business of Lawrence Financial or Oak Hill Financial, as the case may be, other than any such change attributable to or resulting from (i) changes in law, regulation, or generally accepted accounting principles of general application to the banking or thrift industries, (ii) changes in economic conditions that affect the banking and thrift industries generally, including changes in the general level of interest rates, (iii) any matter or matters relating to Lawrence Financial or Oak Hill Financial which have been disclosed in the Lawrence Financial Disclosure Memorandum or the Oak Hill Financial Disclosure Memorandum as of the date of this Agreement, (iv) actions and omissions of Oak Hill Financial or Lawrence Financial taken with the prior written consent of the other in contemplation of the transactions contemplated hereby or (v) direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement.

                (w) the "Oak Hill Disclosure Memorandum" means a certain Disclosure Memorandum, dated October 11, 2004, which has been previously delivered by Oak Hill Financial to Lawrence Financial, as the same has been amended and supplemented through the date of this Agreement, and as the same may subsequently be amended or supplemented prior to the Effective Date;

                (x) "Oak  Hill  Financial  Rights"  means   rights  to  purchase
shares of Oak Hill Common and Oak Hill Financial preferred stock under the Oak Hill Rights Agreement.


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

                                                                     As Executed

                (y) "Oak Hill Financial Rights Agreement" means the Rights Agreement, dated as of January 23, 1998, as amended as of December 26, 2000, between Oak Hill Financial and Registrar and Transfer Company, as Rights Agent.

                (z) a "Principal Shareholder" or a "Principal Stockholder" of a party means a person who owns five percent or more of the outstanding shares of any class of the capital stock of such party;

                (aa)  "Proxy  Statement"   means   the proxy  statement  used by
Lawrence Financial to solicit the approval of its shareholders of the transactions contemplated by the Agreement, which shall include the prospectus of Oak Hill Financial relating to the issuance of shares of Oak Hill Common to certain holders of Lawrence Financial Common.

                (bb) the "Real Property" means any and all real property owned or leased by Lawrence Financial or Oak Hill Banks, as appropriate, as of the date of this Agreement or acquired at any time after the date of this Agreement and prior to the Effective Time, together with any and all improvements thereon;

                (cc) the "Registration Statement" means the Registration Statement on Form S-4, or other appropriate forms, filed or to be filed by Oak Hill Financial with the SEC under the provisions of the 1933 Act for the purpose of registering the shares of Oak Hill Common to be issued by Oak Hill Financial pursuant to the terms of this Agreement, including, but not limited to, the prospectus and Proxy Statement to be included therein as a part thereof;

                (dd) "SAIF" means the Savings Association Insurance Fund;

                (ee) the "SEC" means the Securities and Exchange Commission;

                (ff) the term "Tax" or "Taxes" means (i) all federal, state, local, and foreign income, excise, gross receipts, gross income, AD VALOREM, profits, gains, property, use, capital, sales, transfer, use, payroll, employment, severance, occupancy, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, duties, levies or like assessments together with all penalties and additions to tax and interest thereon and (ii) any liability for Taxes described in clause (i) under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local or foreign law and liability for any taxes as a result of being a party to any tax sharing or obligations to indemnify any party);

                (gg) "Tax Returns" means all federal, state, local and foreign Tax returns, reports, estimates, declarations, schedules, information returns, reports and forms, and any amendments to any of the foregoing relating to Taxes, required to be filed with any governmental authority; and

                (hh) an "Unsolicited Acquisition Proposal" means a written Acquisition Proposal that is received by Lawrence Financial or made public by or on behalf of the proponent of such Acquisition Proposal without any solicitation of such proposal by any director, officer, employee, agent, or other person acting on behalf of Lawrence Financial.

SECTION 2.      AGREEMENT AND PLAN OF MERGER
                ----------------------------

         2.01.  Merger Transaction.  Subject to the terms and conditions hereof,
                ------------------
Lawrence  Financial  shall be  merged  with and  into  Oak Hill  Financial  (the
"Merger") at the "Effective Time" (as such term is defined in Section 2.02 hereof). Oak Hill Financial shall be the surviving corporation following the consummation of the Merger (the "Surviving Corporation"), which shall continue its corporate existence under the laws of Ohio. Lawrence Financial and Oak Hill Financial are hereinafter sometimes referred to as the "Constituent Corporations." At the Effective Time and following the Merger the separate existence and corporate organization of Lawrence Financial shall cease.

         2.02   Effective Time;  Effective Date.   The Merger shall be effective
                -------------------------------
at 11:59 p.m., local Ohio time (the "Effective Time"), on (i) the day on which this Agreement and the related Certificate of Merger have been filed in accordance with the requirements of the laws of Ohio, or (ii) such later date as may be specified in such Certificate of Merger (the "Effective Date").


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

                                                                     As Executed

         2.03.  Name. The name of the Surviving  Corporation  shall be "Oak Hill
                ----
Financial, Inc."

         2.04.  Charter.  The Articles of Incorporation of Oak Hill Financial in
                -------
effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation, until amended in accordance with law.

         2.05.  Directors.   The directors of the Surviving Corporation shall be
                ---------
R. Eugene Coffman, Jr.; 250 Summerhill, Chillicothe, Ohio 45601; Evan E. Davis, 1114 Moriah Road, Oak Hill, Ohio 45656; Barry M. Dorsey, 505 W. College Avenue, Rio Grande, Ohio 45674; John D. Kidd, 2500 Five Points Road, Jackson, Ohio 45640; D. Bruce Knox, 450 N. Boundary Avenue, McArthur, Ohio 45651; Candice D. Peace, 7430 Amy Beth Court, West Chester, Ohio 45069; Donald R. Seigneur, 46 Fruit Hill Drive, Chillicothe, Ohio 45601; William S. Siders, 10149 Sleepy Ridge Dr., Loveland, Ohio 45140; H. Grant Stephenson, 5363 Godown Road, Columbus, Ohio 43235; Neil S. Strawser, 10721 Weatherstone Ct., Loveland, Ohio 45140; and Donald P. Wood, 900 East State Street, Athens, Ohio 45701, to serve until their successors are duly elected and qualified in accordance with the Code of Regulations of the Surviving Corporation and the laws of Ohio.

         2.06.  Regulations.  The Code of  Regulations  of Oak Hill Financial in
                -----------
effect at the Effective Time shall be the regulations of the Surviving Corporation, until amended in accordance with law.

         2.07.  Statutory Agent. The name and address of the agent upon whom any
                ---------------
process, notice, or demand against any Constituent Corporation or the Surviving Corporation may be served is H. Grant Stephenson, 41 South High Street, Suite 3100, Columbus, Ohio 43215.

         2.08.  Treatment of Shares.
                -------------------

                (a) All shares of Oak Hill Common that are issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding shares of Oak Hill Common at and after the Effective Time and shall not be affected by the Merger.

                (b) Subject to the provisions of Section 2.11 hereof, by virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of Lawrence Financial Common issued and outstanding at the Effective Time (other than treasury shares, if any, which shall be cancelled, and any shares as to which statutory dissenters' rights are properly sought, which shall be treated as provided in subparagraph (c) of this Section 2.08) shall become and be converted into, at the election of the holder as provided in and subject to the limitations set forth in this Agreement, either
(i) the right to receive $23.75 in cash without interest (the "Cash Consideration"), or (ii) the number of shares (the "Exchange Ratio") of Oak Hill Common equal to $23.75 divided by the Average Closing Price rounded to the nearest ten-thousandth (the "Stock Consideration"). The Cash Consideration and the Stock Consideration are sometimes referred to herein collectively as the "Consideration."

                If, between the date of this Agreement and the Effective Time, the outstanding shares of Oak Hill Common shall have been changed into a different number of shares or into a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be adjusted appropriately to provide the holders of Lawrence Financial Common the same economic effect as contemplated by this Agreement prior to such event.

                (c) Each outstanding share of Lawrence Financial Common held by a person who has demanded and perfected a right to relief as a dissenting stockholder under Section 3-202 of the Maryland General Corporation Law (the "Dissenters' Rights Law") and who has not effectively withdrawn or lost such right ("Dissenting Shares") shall not be converted into or represent a right to receive the Consideration pursuant to subsection 2.08(b) hereof, but the holder thereof shall be entitled only to such rights as are granted by the Dissenters' Rights Law. Each holder of Dissenting Shares who becomes entitled to relief as a dissenting stockholder under the Dissenters' Rights Law with respect to such holder's shares of Lawrence Financial Common shall receive payment therefor from Oak Hill Financial in accordance with the provisions of the Dissenters' Rights Law. If any holder of Lawrence Financial Common who demands relief as a dissenting stockholder under the Dissenters' Rights Law with respect to such holder's shares of Lawrence Financial


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
                                                                     As Executed

Common shall effectively withdraw or lose (through failure to perfect or otherwise), the right to such relief, each share of Lawrence Financial Common held by such holder shall automatically be converted into the right to receive the Consideration.

                (d) No Lawrence Financial stock options shall be assumed by Oak Hill Financial. At the Effective Time, each option to acquire shares of Lawrence Financial Common (a "Lawrence Financial Option") granted pursuant to Lawrence Financial's 2001 Stock-Based Incentive Plan (the "Lawrence Financial Option Plan") that is then outstanding and unexercised, whether or not then vested, shall be canceled, and in lieu thereof the holders of such options shall be paid in cash an amount equal to the product of (i) the number of shares of Lawrence Financial Common subject to such option at the Effective Time and (ii) the amount by which the Cash Consideration exceeds the exercise price per share of such option, net of any cash which must be withheld under federal and state income and employment tax requirements. In the event that the exercise price of a Lawrence Financial Option is greater than the Cash Consideration, then at the Effective Time such Lawrence Financial Option shall be canceled without any payment made in exchange therefor. At the Effective Time the Lawrence Financial Option Plan shall be deemed terminated. From the date of execution of this Agreement, Lawrence Financial will use its best efforts to not permit the exercise of Lawrence Financial Options in transactions other than transactions to which Oak Hill Financial has consented.

                (e) At the Effective Time, each share of restricted stock outstanding as of the Effective Time and issued pursuant to Lawrence Financial's 2001 Stock-Based Incentive Plan, to the extent not already vested, shall vest and shall represent a right to receive the same rights provided to other holders of Lawrence Financial Common pursuant to subparagraph (b) of this Section 2.08.

         2.09.  Effect of the Merger.
                --------------------

                (a) At the Effective Time, the effect of the Merger shall be as provided by the applicable provisions of the laws of Ohio. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the separate existence of Lawrence Financial shall cease and all assets and property (real, personal, and mixed, tangible and intangible, choses in action, rights, and credits) then owned by each Constituent Corporation, or which would inure to either of them, shall immediately, by operation of law and without any conveyance, transfer, or further action, become the assets and property of the Surviving Corporation. All rights and obligations of the Constituent Corporations shall remain unimpaired and the Surviving Corporation shall succeed to all such rights and obligations.

                (b) From time to time, as and when requested by the Surviving Corporation or by its successors, the officers and directors of Lawrence Financial in office at the Effective Time shall execute and deliver such instruments and shall take or cause to be taken such further or other action as shall be necessary in order to vest or perfect in the Surviving Corporation, or to confirm of record or otherwise, title to, and possession of, all the assets, property, interests, rights, privileges, immunities, powers, franchises, and authority of Lawrence Financial and otherwise to carry out the purposes of this Agreement.

         2.10.  Offices.  The  principal  executive  offices  of  the  Surviving
                -------
Corporation shall be located at 14621 State Route 93, Jackson, Ohio 45640.

         2.11   Election Procedures. Oak Hill Financial will cause to be sent to
                -------------------
all record holders of Lawrence Financial Common as of a record date fixed for such purpose by Lawrence Financial, with the concurrence of Oak Hill Financial, not later than 30 days prior to the expected Closing Date, and Oak Hill Financial will use its best efforts to cause to be sent to each holder of Lawrence Financial Common who first becomes a holder after such date, an election form in such form as Oak Hill Financial and Lawrence Financial shall mutually agree (the "Election Form") and other appropriate materials to effect the surrender of certificates representing shares of Lawrence Financial Common in exchange for either cash or stock as provided herein. The Election Form will allow each such holder (i) to elect to receive the Stock Consideration with respect to all of such holder's shares of Lawrence Financial Common, (ii) to elect to receive the Cash Consideration with respect to all of such holder's shares of Lawrence Financial Common, (iii) to elect to receive the Cash Consideration with respect to some of such holder's shares of Lawrence Financial Common and the Stock Consideration with respect to such holder's remaining shares of Lawrence Financial Common or (iv) to indicate no election (the
"No-Election Shares"). Shares of Lawrence Financial Common as to which an election to receive the Stock Consideration has been made, including pursuant to a mixed election, are referred to herein as "Stock Election Shares." Shares of Lawrence Financial Common as to which an election to receive the Cash



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

                                                                     As Executed

Consideration has been made, including pursuant to a mixed election, are referred to herein as "Cash Election Shares." As of the Election Deadline, as defined below, any shares of Lawrence Financial Common with respect to which the holder thereof shall not have made such election by submission to Registrar and Transfer Co., as Exchange Agent (the "Exchange Agent"), of an effective, properly completed Election Form shall be deemed to be No-Election Shares.

         Any election to receive the Stock Consideration or the Cash Consideration shall have been properly made only if the Exchange Agent shall have received by 5:00 p.m., New Jersey time, three business days prior to the Closing Date (or such other time as Oak Hill Financial and Lawrence Financial may mutually agree) (the "Election Deadline"), a properly completed Election Form. An Election Form will be properly completed only if accompanied by certificates representing all shares of Lawrence Financial covered thereby (or customary affidavits and, if required by Oak Hill Financial, indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) together with all other documents required by the Election Form with respect to such shares. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent if, but only if, such notice is received by the Exchange Agent at or prior to the Election Deadline. All elections shall automatically be revoked if the Merger is abandoned for any reason, whereupon all certificates for shares of Lawrence Financial Common to which each such election relates shall be promptly returned to the holder submitting the same to the Exchange Agent. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made, consistent with the duty of the Exchange Agent to give effect to such elections, modifications or revocations to the extent possible.

         For the purpose of this Section 2.11, the number of shares of Lawrence Financial held of record by each holder of Lawrence Financial immediately prior to the Effective Time shall be determined with reference to a complete list of the holders of Lawrence Financial prepared and certified as correctly reflecting its stock records by Lawrence Financial as of the Election Deadline (the "Stock List"). Each entry on the Stock List shall be presumed to represent a different holder of Lawrence Financial unless it appears from the face of the Stock List that several entries are only variations in the spelling or presentation of the same name or names. Any questions concerning the Stock List shall be determined by the Exchange Agent, the decision of which shall be final and binding on all parties involved.

         Holders of record of shares of Lawrence Financial Common who hold such shares as nominees, trustees or in other representative capacities (a
"Representative") may submit multiple Election Forms, provided that such Representative certifies that each such Election Form covers all of the shares of Lawrence Financial Common held by that Representative for a particular beneficial owner.

         Oak Hill Financial may establish such other rules and procedures relating to the elections herein provided, not inconsistent with the terms of this Agreement, as may be necessary to facilitate the prompt and orderly receipt and processing of elections and the prompt distribution of the Stock Consideration and the Cash Consideration to which the former holders of Lawrence Financial become entitled by virtue of this Agreement, including procedures governing the issuance and delivery of certificates of Oak Hill Common into which shares of Lawrence Financial Common are converted in the Merger and the payment for Lawrence Financial Common converted into the right to receive the Cash Consideration in the Merger, provided that no such rule or procedure shall have the effect of impairing the continuity of proprietary interest needed to qualify the Merger as a tax-free reorganization under the Code.

         No transfer taxes shall be payable by any shareholder of Lawrence Financial with respect to the issuance of certificates for Oak Hill Common and no expenses shall be imposed on any shareholder of Lawrence Financial in connection with the conversion of shares of Lawrence Financial Common into cash or shares of Oak Hill Common and the delivery of such cash or shares to the former holder of Lawrence Financial Common entitled thereto, except that (i) if any certificate of Oak Hill Common is to be issued in a name other than that in which a certificate or certificates for shares of Lawrence Financial surrendered shall have been registered, it shall be a condition to such issuance that the person requesting such issuance shall pay to Oak Hill Financial any transfer taxes payable by reason thereof or of any prior transfer of such surrendered certificate or certificates or establish to the satisfaction of Oak Hill Financial that such

                                                                     As Executed

taxes have been paid or are not payable, and (ii) nothing herein shall relieve a shareholder of Lawrence Financial Common of any expenses associated with surrendering such holder's certificates of Lawrence Financial Common to the Exchange Agent.

         2.12.  Allocation of Shares and Cash. The parties hereto intend for the
                -----------------------------
Merger to qualify as a reorganization within the meaning of Sections 368(a) and related sections of the Code.

         As soon as practicable but in any event within three business days after the Election Deadline, the Exchange Agent shall effectuate the allocation among holders of Lawrence Financial Common of rights to receive the Stock Consideration and the Cash Consideration as follows:

                (a) If the number of Stock Election Shares is less than 325,055 (the amount by which 325,055 exceeds the number of Stock Election Shares being referred to herein as the "Shortfall Number"), then

                           (i) all Stock Election Shares will be converted into the right to receive the Stock Consideration,

                           (ii) if the Shortfall Number is less than or equal to the number of No-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration and each holder of No-Election Shares shall receive (A) the number of shares of Oak Hill Common equal to the product obtained by multiplying
         (1) the number of No-Election shares held by such holder by (2) the Exchange Ratio by (3) a fraction the numerator of which is the Shortfall Number and the denominator of which is the total number of No-Election Shares (the "No-Election Proration Factor") and (B) cash in an amount equal to the product obtained by multiplying (1) the number of No-Election Shares held by such holder by (2) the Cash Consideration by (3) one minus the No-Election Proration Factor, and

                           (iii) if the Shortfall Number exceeds the number of No-Election Shares, then all No-Election Shares shall be converted into the right to receive the Stock Consideration, and each holder of Cash Election Shares shall receive (1) the number of shares of Oak Hill Common equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) the Exchange Ratio by
         (z) a fraction the numerator of which is the amount by which the Shortfall Number exceeds the number of No-Election Shares and the denominator of which is the total number of Cash Election Shares (the "Cash Proration Factor") and (B) cash in an amount equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) the Cash Consideration by (z) one minus the Cash Proration Factor.

                (b) If the number of Stock Election Shares is greater than 338,057, then

                           (i) all Cash Election Shares will be converted into the right to receive the Cash Consideration,

                           (ii) all No-Election Shares will be converted into the right to receive the Cash Consideration, and

                           (iii) each holder of Stock Election Shares will be entitled to receive (A) the number of shares of Oak Hill Common equal to the product obtained by multiplying (1) the number of Stock Election Shares held by such holder by (2) the Exchange Ratio by (3) a fraction, the numerator of which is 338,057 and the denominator of which is the number of Stock Election Shares (the "Stock Proration Factor") and (B) cash in an amount equal to the product obtained by multiplying (1) the number of Stock Election Shares held by such holder by (2) the Cash Consideration by (3) one minus the Stock Proration Factor.

                (c) If the number of Stock Election Shares is equal to or greater than 325,055 and less than or equal to 338,057, then

                                                                     As Executed

                           (i) all Stock Election Shares will be converted into the right to receive the Stock Consideration,

                           (ii) all Cash Election Shares will be converted into the right to receive the Cash Consideration, and

                           (iii) all No-Election Shares will be converted into the right to receive the Cash Consideration.

         For purposes of the foregoing calculations, Dissenters' Shares shall be deemed to be Cash Election Shares.

         2.13.  Distribution Procedures.
                -----------------------

                (a) As soon as practicable after the Effective Time and the completion of the allocation procedure described above, Oak Hill Financial shall cause the Exchange Agent to distribute the Stock Consideration and the Cash Consideration as provided herein (the "Distribution Date"). Not later than the Distribution Date, Oak Hill Financial will deliver to the Exchange Agent the number of shares of Oak Hill Common issuable and the aggregate Cash Consideration payable in the Merger in order for the Exchange Agent to make such distribution.

                (b) Appropriate transmittal materials ("Letter of Transmittal") in a form satisfactory to Oak Hill Financial and Lawrence Financial shall be mailed as soon as practicable after the Effective Time to each holder of record of Lawrence Financial Common as of the Effective Time who did not previously submit a completed Election Form. A Letter of Transmittal will be deemed properly completed only if accompanied by certificates representing all shares of Lawrence Financial Common to be exchanged thereby.

                (c) Neither Oak Hill Financial, the Surviving Corporation, nor the Exchange Agent, shall be obligated to deliver certificates for Oak Hill Common or cash to a former shareholder of Lawrence Financial until the later of the Distribution Date or the date on which such former shareholder surrenders his certificate or certificates representing shares of Lawrence Financial or, in default thereof, an appropriate affidavit of loss and indemnity agreement and bond as may be required by Oak Hill Financial. Until so surrendered, each outstanding certificate representing shares of Lawrence Financial which have been converted into shares of Oak Hill Common shall be deemed for all corporate purposes (except the payment of dividends or other distributions) to evidence ownership of the number of whole shares of Oak Hill Common into which the shares of Lawrence Financial represented thereby shall have been converted. Adoption of this Agreement by the shareholders of Lawrence Financial shall constitute ratification of the appointment of such Exchange Agent.

                (d) No dividends or other distributions payable to holders of record of Oak Hill Common after the Effective Date shall be paid to a holder of Lawrence Financial whose shares have been converted into Oak Hill Common until the latter of the Distribution Date or the date such holder surrenders his certificates formerly representing shares of Lawrence Financial. Promptly upon surrender of such outstanding certificates there shall be paid to the holder of the certificates for Oak Hill Common issued in exchange therefor the amount of dividends and other distributions, if any, which theretofore became payable with respect to such full shares of Oak Hill Common, but which have not theretofore been paid on such stock. No interest shall be payable with respect to the payment of any dividends or other distributions. All such dividends or other distributions (including cash payable in lieu of any fractional share of Oak Hill Common) unclaimed at the end of one year from the Effective Date shall be repaid by the Exchange Agent to Oak Hill Financial, and thereafter the holders of such outstanding certificates for Lawrence Financial shall look, subject to applicable escheat, unclaimed funds and other laws, as general creditors only to Oak Hill Financial for payment thereof.

                (e) The stock transfer books of Lawrence Financial shall be closed immediately upon the Effective Time.

                                                                     As Executed

                (f) Oak Hill Financial is empowered to adopt additional reasonable rules and regulations with respect to the matters referred to in this
Section 2.13 not inconsistent with the provisions of this Agreement.

         2.14.  Fractional Shares. No fractional shares of Oak Hill Common shall
                -----------------
be issued. Each former holder of Lawrence Financial who would otherwise be entitled to receive a fractional share of Oak Hill Common shall receive from the Exchange Agent cash in an amount equal to the product resulting from multiplying such fraction by $23.75. Such payment with respect to fractional shares is intended to avoid the expense and inconvenience of issuing fractional shares and to provide a mechanical rounding off of shares, and is not a separately bargained for consideration. On the Effective Date, Oak Hill Financial shall deliver cash sufficient to permit the payment in respect of such fractional shares to the Exchange Agent for distribution in accordance with this Section
2.14. No interest shall be payable with respect to such cash payment.

SECTION 3.      REPRESENTATIONS AND WARRANTIES OF LAWRENCE FINANCIAL
                ----------------------------------------------------

         Lawrence Financial represents and warrants to Oak Hill Financial that, except as set forth in the Lawrence Financial Disclosure Memorandum:

         3.01   Organization and Authority.  Lawrence Financial is a corporation
                --------------------------
duly organized, validly existing, and in good standing under the laws of Maryland, is registered with the Office of Thrift Supervision as a savings and loan holding company, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and has the corporate power and authority to own its properties and assets, to carry on its business as it is presently being conducted, and, subject to the approval of its stockholders, and to the filing of all requisite regulatory applications and notices and the receipt of all requisite regulatory approvals, to enter into and carry out its obligations under this Agreement.

         3.02   Capitalization.   The   authorized  capital  stock  of  Lawrence
                --------------
Financial consists of 4,000,000 shares of Lawrence Financial Common, of which 650,110 shares were issued and outstanding as of the date of this Agreement, and 1,000,000 shares of preferred stock with a par value of one cent ($.01), of which there are no shares issued and outstanding as of the date of this Agreement. All of the outstanding shares of Lawrence Financial Common are duly authorized, validly issued, fully paid and nonassessable. Other than Lawrence Financial Options to acquire 58,187 shares of Lawrence Financial Common, there are no existing options, warrants, or commitments of any kind which might require the issuance by Lawrence Financial of any additional shares of Lawrence Financial Common or other equity securities of Lawrence Financial.

         3.03   Subsidiaries.   The  Lawrence  Financial  Disclosure  Memorandum
                ------------
lists all corporations in which Lawrence Federal owns, directly or indirectly, five percent or more of any class of capital stock of any corporation as of the date of this Agreement, and indicates, with respect to the equity securities of each such corporation as of such date, the number of shares of each class authorized, the number of shares outstanding, and the number of shares owned or controlled directly or indirectly by Lawrence Financial. There are no options, contracts, commitments, understandings, or arrangements by which any subsidiary of Lawrence Financial is bound to issue additional shares of its equity securities. Lawrence Federal is a member of the Federal Home Loan Bank System and its deposits are insured up to the applicable limits by the SAIF.

         3.04   Directors, Officers,  and Principal  Stockholders.  No person is
                -------------------------------------------------
known by Lawrence Financial to own more than 5% of the outstanding shares of Lawrence Financial Common.

         3.05   Authorization.  The execution, delivery, and performance of this
                -------------
Agreement by Lawrence Financial, and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of Lawrence Financial, subject to the adoption of this Agreement by the stockholders of Lawrence Financial.

         3.06   Absence of Defaults.  Neither the execution and delivery of this
                -------------------
Agreement, nor the consummation of the Merger, nor compliance by Lawrence Financial with any provisions hereof will violate any provisions of the articles or incorporation or bylaws, or other charter documents of Lawrence Financial or result in a breach or termination of, or

                                                                     As Executed

accelerate the performance required by, any note, bond, mortgage, lease, agreement, or other instrument to which Lawrence Financial is a party or by which Lawrence Financial may be bound, except for such violations or breaches that would not, individually or in the aggregate, have a Material Adverse Effect on Lawrence Financial.

         3.07   Financial Statements.   Lawrence  Financial  has  delivered  the
                --------------------
Audited Financial Statements to Oak Hill Financial. The Audited Financial Statements fairly present the financial position, results of operations, and cash flows of Lawrence Financial at the dates shown and for the periods indicated in conformity with generally accepted accounting principles applied on a consistent basis. There are no obligations or liabilities, whether absolute, accrued, or contingent (including, without limiting the generality of the foregoing, liabilities for taxes), of Lawrence Financial which are required in conformity with generally accepted accounting principles to be reflected or disclosed in the Audited Financial Statements which have not been or will not be so reflected or disclosed.

         3.08   Title to Properties.
                -------------------

                (a) Lawrence Financial owns no Real Property, provided however, Lawrence Financial has good and marketable title to the Real Property listed as owned by it in the Lawrence Financial Disclosure Memorandum and valid leasehold interests in all of the Real Property listed as leased by it in the Lawrence Financial Disclosure Memorandum, free and clear of any liens and encumbrances except taxes and assessments not delinquent and utility and other easements that do not interfere with the use of the property for the business being conducted thereon. The Real Property and the present use thereof by Lawrence Financial do not violate any local zoning or similar land use laws, any governmental regulations, or any restrictive covenants. To the Knowledge of Lawrence Financial, (i) the Real Property and the use thereof by Lawrence Financial do not encroach upon any property owned by any other person, and (ii) no property owned by any other person encroaches upon any of the Real Property. The Real Property is not subject to any easements, restrictions, set backs, encroachments, or other limitations except utility and other easements that do not interfere with the use of the Real Property for the business then being conducted thereon. The Real Property is not located in any flood hazard area.

                (b) Each item of the personal property owned by Lawrence Financial, including without limitation all contractual rights and assets reflected in the Audited Financial Statements or acquired after the date hereof except for assets sold or otherwise disposed of in the ordinary course of business since such date or assets which, either individually or in the aggregate, are not material to the operations or financial condition of Lawrence Financial), is owned by Lawrence Financial, free and clear of any lien or encumbrance, except for assets securing loans from the Federal Home Loan Bank of Cincinnati and assets pledged for public deposits.

         3.09   Absence  of  Undisclosed   Liabilities.  Except  to  the  extent
                --------------------------------------
reflected or reserved against on the consolidated balance sheet of Lawrence Financial as of June 30, 2004 as included in Lawrence Financial's Quarterly Report on Form 10-QSB for the period ended June 30, 2004, Lawrence Financial has no liabilities, whether absolute, accrued, contingent, or otherwise, due or to become due, including without limitation any liabilities as guarantor under any guaranty or liabilities for taxes, except liabilities and taxes incurred in the ordinary course of business, which have had or would reasonably be expected to have a Material Adverse Effect on Lawrence Financial.

         3.10   Absence  of  Certain Changes.  Since  June  30, 2004,   Lawrence
                ----------------------------
Financial has not:

                (a) made or permitted to be made any changes in its capital or corporate structure, certificate or articles of incorporation, regulations, bylaws, or other incorporation documents;

                (b) merged with any other corporation or bank, or permitted any other corporation or bank to merge into or consolidate with it or it subsidiary; acquired control over any other firm, bank, corporation, or organization; or created any subsidiaries;

                (c) issued, sold, delivered, or agreed to issue, sell, or deliver any additional shares of its capital stock or any options, warrants, or rights to acquire any such capital stock, or securities convertible into or exchangeable for such capital stock, except for capital stock issued pursuant to the exercise of stock options previously issued, in accordance with their respective terms;

                                                                     As Executed

                (d) purchased, sold, transferred, or otherwise acquired or disposed of, or agreed to purchase, sell, transfer, acquire, or dispose of, any capital stock or other securities of any kind, or options or other rights to acquire any such securities, of any other entity (including, but not limited to, any such transactions involving either Lawrence Financial or any of its subsidiaries with respect to the capital stock or other securities of Lawrence Financial or its subsidiaries), other than in the ordinary course of business;

                (e) incurred any indebtedness, obligations, or liabilities, whether absolute, accrued, contingent, or otherwise, including, without limitation, liabilities as guarantor under any guaranty, other than indebtedness, obligations, and liabilities incurred in the ordinary course of its business or incurred under the contracts and commitments referred to in
Section 3.18 hereof;

                (f) issued as borrower any promissory notes, guarantees, or other evidences of indebtedness, other than in the ordinary course of business;

                (g) forgiven or cancelled any indebtedness or contractual obligation, other than in the ordinary course of business;

                (h) mortgaged, pledged, or subjected to any lien or lease any of its assets, tangible or intangible, or permitted or suffered any such asset to be subjected to any lien or lease, other than in the ordinary course of business;

                (i) purchased, sold, transferred, liquidated, or otherwise acquired or disposed of any assets or properties, or entered into any contract for any such purchase, sale, transfer, liquidation, acquisition, or disposition, other than in the ordinary course of business;

                (j) entered into any lease of real or personal property, other than in the ordinary course of business;

                (k) declared, paid, made, or set apart any sum or property for, any dividend or other distribution, or otherwise paid or transferred any funds or property to its stockholders, except for regularly scheduled dividends;

                (l) increased the wages, salaries, compensation, pension or other fringe benefits, or perquisites payable to any executive officer after June 30, 2004, or granted any severance or termination pay, or entered into any contract to make or grant any severance or termination pay, or entered into any employment or consulting contract which is not terminable by Lawrence Financial, without cause and without penalty, upon notice of 30 days or less;

                (m) made any loans or loan commitments, other than in the ordinary course of business, to any director, officer, or Principal Stockholder (or any person or business entity controlled by or affiliated with such director, officer, or Principal Stockholder);

                (n) modified, altered, amended, terminated, or withdrawn from participation in any Employee Benefit Plan or any other plan or benefit provided to one or more employees, or paid or distributed any sum from any such plan except to participants in the ordinary course of the operation of the plan, or made any payment or contribution to any such plan except as required by the terms of such plan or consistent with past practices, but, in any event, not to exceed four percent (4%) of eligible salaries, in the aggregate, on an annual basis;

                (o) entered into any transaction involving the expenditure of more than $25,000, other than in the ordinary course of business, except pursuant to and in accordance with the terms of the contracts and commitments referred to in Section 3.18 hereof;

                (p) adopted any change in any accounting policy or method unless required by accounting principles generally accepted in the United States, provided however that if a change in accounting policy or method is required by accounting principles generally accepted in the United States, Lawrence Financial shall give written advance notice of such change of Oak Hill Financial;

                                                                     As Executed

                (q) revalued any asset or adjusted any reserve other than in the ordinary course of business;

                (r) failed to keep in full force and effect insurance and bonds at least equal in amount and scope of coverage to the insurance and bonds carried on June 30, 2004;

                (s)   suffered any Material Adverse Effect;

                (t) suffered any damage, destruction, or loss (whether or not covered by insurance) which, individually or in the aggregate, has had a Material Adverse Effect;

                (u) suffered any strike, work stoppage, slow-down, or other labor disturbance; or

                (v) suffered any loss of employees or customers which has had a Material Adverse Effect.

         3.11   Taxes and  Tax  Returns.  Each  of  Lawrence  Financial  and its
                -----------------------
subsidiaries has duly filed all federal, state, foreign and local information returns and Tax Returns required to be filed by it on or prior to the date of this Agreement (all such returns being accurate and complete) and has duly paid or made adequate provision according to generally accepted accounting principles for the payment of all Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities. The federal income Tax Returns of Lawrence Financial and its subsidiaries have been filed for all years to and including 2002 and any liability with respect thereto has been satisfied. There are no material disputes pending, or claims asserted, for Taxes or assessments upon Lawrence Financial of its subsidiaries. Lawrence Financial and its subsidiaries have not waived any statute of limitations in respect of Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency. There are no liens with respect to Taxes upon any of the properties or assets of Lawrence Financial or its subsidiaries, tangible or intangible. Neither Lawrence Financial nor any of its subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Lawrence Financial and its subsidiaries). Within the past five years, neither Lawrence Financial nor any of its subsidiaries has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(a) of the Code. There is and will be no disallowance of a deduction under Section 162(m) of the Code on any Tax Return filed or to be filed by Lawrence Financial or its subsidiaries for employee remuneration of any amount paid or payable by Lawrence Financial or any of its subsidiaries under any contract, plan, program or arrangement or understanding. Lawrence Financial and its subsidiaries have no net operating loses or other tax attributes presently subject to limitations under the Code or regulations thereunder.

         3.12   Labor  Matters.   Lawrence  Financial  is  not  a  party  to any
                --------------
collective bargaining or other union agreement with any of its employees, or is involved in any labor dispute.

         3.13   Litigation.  There  is  no action, suit, proceeding, or claim by
                ----------
any governmental agency or other person or entity nor any investigation by any governmental agency pending or, to the Knowledge of Lawrence Financial, threatened against (i) Lawrence Financial, (ii) any subsidiary of Lawrence Federal, (iii) the assets, business, or goodwill of Lawrence Financial or any of its subsidiaries, or (iv) any director, officer or Principal Stockholder of Lawrence Financial or any of its subsidiaries, in relation to the business of Lawrence Financial or any of its subsidiaries, or any such person's capacity as a director, officer or Principal Stockholder of Lawrence Financial or any of its subsidiaries. Neither Lawrence Financial nor any of its subsidiaries is subject to any supervisory agreement, consent order or decree, cease and desist order, or other restriction on their business or assets.

         3.14   Environmental Matters.
                ---------------------

                (a) To the Knowledge of Lawrence Financial, Lawrence Financial and its subsidiaries are and have been at all times in substantial compliance with all applicable Environmental Laws and neither Lawrence Financial nor any of its subsidiaries has engaged in any activity resulting in a material violation of any applicable Environmental Law. No orders, hearings, actions, or other proceedings by or before any court or governmental agency in which Lawrence Financial or any of its subsidiaries is a party are pending or, to the Knowledge of Lawrence Financial, threatened in connection with any alleged violation of any applicable Environmental Law (i) by Lawrence Financial or any of its

                                                                     As Executed

subsidiaries or (ii) in relation to any part of the Real Property and Lawrence Financial has no Knowledge of any investigations or inquiries with respect to any such alleged violation. No claims have been made or, to the Knowledge of Lawrence Financial, threatened at any time by any third party against Lawrence Financial or any of its subsidiaries relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any Hazardous Substance. To the Knowledge of Lawrence Financial, neither Lawrence Financial nor any of its subsidiaries has caused or permitted any Hazardous Substance to be integrated into the Real Property or any component thereof in such manner or quantity as may reasonably be expected to or in fact would pose a threat to human health or the value of the Real Property. None of the Real Property has been used by Lawrence Financial or any of its subsidiaries for the storage or disposal of Hazardous Substances nor to the Knowledge of Lawrence Financial, is any of the Real Property contaminated by any Hazardous Substance. To the Knowledge of Lawrence Financial, none of the Real Property has in the past contained or presently contains any underground storage tanks. To the Knowledge of Lawrence Financial, neither Lawrence Financial nor any of its subsidiaries has any interest, direct or indirect, in any property owned by a third party which has been contaminated by Hazardous Substances (excluding any property as to which the sole interest of Lawrence Financial or any of its subsidiaries is that of a lien holder or mortgagee, but including any property as to which title has been taken by Lawrence Financial or any of its subsidiaries pursuant to mortgage foreclosure or similar proceeding and any property as to which Lawrence Financial or any of its subsidiaries has participated in the financial management to a degree sufficient to influence the property's treatment of Hazardous Substances).

                (b) To the Knowledge of Lawrence Financial, the representations set forth in paragraph (a) above are also true and correct in relation to any and all real property owned or leased by it or any of its subsidiaries at any time prior to the date of this Agreement, together with any improvements located thereon.

         3.15   Community Reinvestment Act  Compliance.  Lawrence  Federal is in
                --------------------------------------
material  compliance  with  the  applicable   provisions  of  the  CRA  and  the
regulations promulgated thereunder, and currently has a CRA rating of satisfactory or better from the Office of Thrift Supervision. Lawrence Financial knows of no fact or circumstance or set of facts or circumstances which would cause Lawrence Financial to fail to comply with such provisions or to cause the CRA rating of Lawrence Federal to fall below satisfactory.

         3.16   Compliance with Laws.   Lawrence  Financial and its subsidiaries
                --------------------
hold all permits, licenses, certificates of authority, orders, and approvals of, and have made all filings, applications, and registrations with, all governmental or regulatory bodies that are required in order to permit them to carry on their respective businesses as they are presently conducted. To the Knowledge of Lawrence Financial, Lawrence Financial and its subsidiaries have conducted their businesses so as to comply in all material respects with all applicable statutes, regulations, rules, and orders.

         3.17   Information  Provided  by  Lawrence   Financial.   None  of  the
                -----------------------------------------------
information supplied or to be supplied by Lawrence Financial for inclusion in the Registration Statement, the Proxy Statement, the application for approval, or any other document to be filed with the Federal Reserve Board, the Division of Financial Institutions, the SEC, or any other federal or state regulatory authority in connection with the transactions contemplated herein or in this Agreement is or will be false or misleading with respect to any material fact, or omits or will omit any material fact necessary in order to make the statements therein not misleading.

         3.18   Material Contracts.
                ------------------

                (a) Lawrence Financial has no written or oral agreements, leases, and other obligations and commitments of the following types, to which either Lawrence Financial is a party, by which Lawrence Financial or any subsidiary or any of their property is bound, or which has been authorized by Lawrence Financial (the "Material Contracts"):

                        (i) promissory notes, guaranties, mortgages, security agreements, or other evidences of indebtedness of Lawrence Financial;

                        (ii)   partnership or joint venture agreements;

                        (iii) employment, bonus, compensation, severance, or consulting agreements;

                                                                     As Executed

               (iv)  collective bargaining agreements;

                (v) Employee Benefit Plans and any other plans, benefits, programs of benefits, or deferred compensation arrangements for the benefit of directors, employees, or former or retired employees;

               (vi) agreements or commitments for sale (other than in the ordinary course of business) of assets exceeding $50,000 in the aggregate;

              (vii) agreements or commitments for capital expenditures in excess of $50,000 in the aggregate;

             (viii) agreements or other documents creating liens or security interests relating to any real or personal property owned, rented, or leased by Lawrence Financial and used in connection with the business of such entity;

               (ix) leases of, commitments to lease, and other agreements relating to the lease or rental of, real or personal property by Lawrence Financial and used in connection with the business of such entity with annual payments in excess of $25,000;

                (x) all policies of insurance and fidelity bonds of Lawrence Financial;

               (xi) all direct or indirect loans or guaranties of loans to any director, officer, or Principal Stockholder of Lawrence Financial or their spouses or children or any partnership, corporation, or other entity in which any such director, officer, or Principal Stockholder or their spouses or children, have a significant (ten percent or more) interest; and

              (xii) all other contracts and commitments not made in the ordinary course of business.

         (b) The Lawrence Financial Disclosure Memorandum includes complete and correct copies of all written agreements, leases and commitments, except loan commitments less than $500,000, together with all amendments thereto, that constitute the Material Contracts (or Lawrence Financial has previously provided copies thereof to Oak Hill Financial) and includes a complete and correct written description of all oral agreements that constitute Material Contracts.

         (c) As of and through the date of this Agreement: (i) each Material Contract is valid and subsisting and in full force and effect in all material respects; (ii) Lawrence Financial has in all material respects performed all obligations required to be performed by it to date under the Material Contracts; and (iii) no event or condition exists which constitutes or, after notice or lapse of time, would constitute, a material default on the part of Lawrence Financial under any Material Contract.


         3.19   Employee Benefit Plans.
                ----------------------

                (a)  All  Employee   Benefit  Plans   maintained  by  Lawrence
Financial or any subsidiary are listed on the Lawrence Financial Disclosure Memorandum and comply in all material respects with the requirements of ERISA and the Code and all such plans have been administered to date in compliance with the requirements of ERISA, the Code, and subsequent legislation regulating ERISA plans. If required, shares of Lawrence Financial owned by any Employee Benefit Plan have been registered pursuant to applicable securities law. Each of such plans that is an employee pension benefit plan within the meaning of
Section 3(2) of ERISA that is intended to be a qualified plan under Section 401(a) of the Code has been amended to comply in all material respects with current law as required or the remedial amendment period for such amendment under Section 401(b) of the Code has not expired and Lawrence Financial or a subsidiary has obtained current favorable determination letters with respect to all such plans. As of the date hereof, neither Lawrence Financial nor a subsidiary has liability on account of any accumulated funding deficiency (as defined in Section 412 of the Code) or on account of any failure to make contributions to or pay benefits under any such plan nor is Lawrence Financial or a subsidiary aware of any claim pending or threatened to be brought by any party regarding such matters.

                                                                     As Executed

No prohibited transaction has occurred with respect to any such plan that would result, directly or indirectly, in the imposition of any excise tax under
Section 4975 of the Code; nor has any reportable event under Section 4043 of ERISA occurred with respect to any such plan. Neither Lawrence Financial nor a subsidiary is a defendant in any lawsuit or criminal action concerning such entity's conduct as a fiduciary, party-in-interest, or disqualified person with respect to any plan, nor is either of them engaged in litigation or a continuing controversy with, or, to the knowledge of Lawrence Financial or any subsidiary, under investigation or examination by, the Department of Labor, Internal Revenue Service, Justice Department, or Pension Benefit Guaranty Corporation involving compliance with ERISA or the provisions of the Code relating to employee benefit plans. All reporting and disclosure requirements of ERISA and the Code have been met in all respects by all such plans. Neither Lawrence Financial nor any subsidiary is required to contribute to an Employee Benefit Plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA. Lawrence Federal and its subsidiaries have complied with all reporting and disclosure obligations to all governmental entities and all participants and beneficiaries with respect to each Employee Benefit Plan required by the terms of such Employee Benefit Plan, any statutes, orders, rules or regulations, including but not limited to ERISA, the Code and the Sarbanes-Oxley Act of 2002, to the extent that the failure to do so would have an adverse effect on the Company.

                (b) Lawrence Financial has no Employee Benefit Plans or any other benefit plans or programs currently in effect for employees, former employees, and retired employees of Lawrence Financial or any subsidiary including, without limitation, those providing any form of medical, health, and dental insurance, severance pay and benefits continuation, relocation assistance, vacation pay, tuition aid, and matching gifts for charitable contributions to educational or cultural institutions, whether or not subject to ERISA. If any plans are listed on the Lawrence Financial Disclosure Memorandum, then the memorandum includes complete and correct copies of all such plans or programs, including each trust or other agreement under which any trustee or custodian holds funds or property of the plan and all current financial and actuarial reports, all current reporting and disclosure documents and filings, and currently effective Internal Revenue Service rulings or determination letters in respect thereof, or copies of such material has been previously provided to Oak Hill Financial. If any of the Employee Benefit Plans listed in the Lawrence Financial Disclosure Memorandum has not been amended to comply with the Tax Reform Act of 1986 and subsequent legislation, Lawrence Financial will also deliver to Oak Hill Financial information and documentation regarding such plan's operation during the remedial amendment period which is sufficient to enable Oak Hill Financial to amend such plans to comply with the Tax Reform Act of 1986 and subsequent legislation.

                (c)   The Lawrence  Financial  Disclosure  Memorandum sets forth
(i) an accurate list of any plan or employment agreement under which the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer or director of Lawrence Financial or any of its subsidiaries, and (ii) the financial calculations and assumptions whereby Lawrence Financial determined that $815,000 is a reasonable estimate of the amount required to be paid in calendar year 2004 such that payments made to employees in connection with the transactions contemplated hereby will not constitute "excess parachute payments" within the meaning of Section 280G of the Code, provided any outstanding employment agreements are terminated prior to December 31, 2004 and all payments and benefits are made or provided in accordance with the agreements entered into by and between Jack L. Blair, RobRoy Walters and Lawrence Financial, Lawrence Federal and Oak Hill Financial; and (iii) the financial calculations and assumptions whereby Lawrence Financial determined that $295,000 is a reasonable estimate of the amount required to be paid in calendar year 2004 for the termination of obligations to directors under any outstanding director retirement plan such that payments made in the termination of the director retirement plan obligations will not constitute "excess parachute payments" within the meaning of Section 280G of the Code, provided the obligations to directors are terminated prior to December 31, 2004 and all payments and benefits are made or provided in accordance with the agreements entered into by and between each director and Lawrence Financial, Lawrence Federal and Oak Hill Financial.

         3.20   Insurance Policies.  Except as shown on the  Lawrence  Financial
                ------------------
Disclosure Memorandum, neither Lawrence Financial not any subsidiary maintains insurance policies and fidelity bonds. A complete and correct list of the insurance policies and fidelity bonds currently maintained by Lawrence Financial or any subsidiary is listed on the Lawrence Financial Disclosure Memorandum and the Lawrence Financial Disclosure Memorandum includes complete and correct copies of all such policies and bonds currently in effect together with all riders and amendments thereto or copies of such policies, bonds, riders and amendment have been previously provided to Oak Hill Financial. All

                                                                     As Executed

premiums due thereon have been paid and Lawrence Financial has complied in all respects with the provisions of such policies and bonds. Lawrence Financial has not failed to give any notice or present any claim under any insurance policy or fidelity bond in due and timely fashion.

         3.21   Capital Requirements.   Lawrence Financial is in compliance with
                --------------------
all currently applicable capital requirements and guidelines prescribed by all appropriate federal regulatory agencies.

         3.22   Loan  Loss  Reserves. Since June 30, 2004 Lawrence Financial has
                --------------------
not incurred any unusual or extraordinary loan losses. The allowance for loan losses reflected on the financial statements of Lawrence Financial has been determined in accordance with generally accepted accounting principles and in accordance with all applicable regulations of all appropriate regulatory agencies and is adequate in all material respects under requirements of accounting principles generally accepted in the United States to provide for reasonably anticipated losses on outstanding loans. Lawrence Financial has no knowledge of any potential losses that have not been considered in establishing the current allowance for loan losses.

         3.23   Brokers; Certain Fees.  Neither  Lawrence  Financial, nor any of
                ---------------------
its officers, directors, or employees, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees in connection with this Agreement, or the transactions contemplated herein or therein.

         3.24   Material Facts.  Neither this Agreement, the Lawrence  Financial
                --------------
Disclosure Memorandum, nor any list, schedule, or certificate furnished to Oak Hill Financial by or on behalf of Lawrence Financial contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which made.

         3.25   Tax Treatment of the Merger.  Neither Lawrence Financial nor any
                ---------------------------
Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         3.26   Filing of  Reports.  Lawrence  Financial  Common  is  registered
                ------------------
pursuant to Section 12 of the 1934 Act. Lawrence Financial has been subject to the reporting requirements of Section 13 of the 1934 Act for a period of at least 90 days prior to the date hereof and has filed all reports required to be filed thereunder during the twelve months preceding the date hereof. Since January 1, 2001, Lawrence Financial has filed with the SEC all documents and reports (including all amendments, exhibits, and schedules thereto and documents incorporated by reference therein) required to be filed by Lawrence Financial under the 1934 Act and the 1933 Act, and the rules and regulations promulgated by the SEC thereunder. None of such documents or reports, as of their respective dates and as amended through the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated
therein or necessary to make the statements therein, in view of the circumstances under which they were made, not misleading.

         3.27.  Termination  of  Benefits.  Based  on  its  Knowledge,  Lawrence
                -------------------------
Financial can terminate prior to December 31, 2004, its and any subsidiary's obligations (i) under any outstanding employment agreements of its Chief Executive Officer and its Chief Financial Officer, for payments aggregating no more than $815,000 and such payments shall not result in any amounts or benefits expended under such agreements or plans constituting "excess parachute payments" within the meaning of Section 280G of the Code and (ii) to directors under any outstanding retirement plan for payments aggregating no more than $295,000 and such payments shall not result in any amounts or benefits expended under such agreements or plans constituting "excess parachute payments" within the meaning of Section 280G of the Code.

         3.28.  Fairness  Opinion.  Lawrence  Financial  has received a fairness
                -----------------
opinion from Keefe, Bruyette & Woods, Inc. relating to the Merger stating that the Consideration to be paid to the stockholders of Lawrence Financial is fair to the stockholders of Lawrence Financial from a financial point of view.

                                                                     As Executed


SECTION 4.      REPRESENTATIONS AND WARRANTIES OF OAK HILL FINANCIAL
                ----------------------------------------------------

         Oak Hill Financial represents and warrants to Lawrence Financial that, except as set forth in the Oak Hill Disclosure Memorandum:

         4.01   Organization and Authority.  Oak Hill Financial is a corporation
                --------------------------
duly organized, validly existing, and in good standing under the laws of the State of Ohio, is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and has the corporate power and authority to own its properties and assets, to carry on its business as it is presently being conducted, and to enter into and carry out its obligations under this Agreement.

         4.02   Capitalization.  The  authorized  capital  stock  of   Oak  Hill
                --------------
Financial consists of (i) 15,000,000 shares of Oak Hill Common, of which 5,544,514 shares were issued and outstanding as of the date hereof (excluding treasury shares) and 1,200,000 reserved for issuance upon exercise of existing stock options, and (ii) 1,500,000 voting shares of preferred stock, without par value, and 1,500,000 non-voting shares of preferred stock, without par value, of which there are no shares issued and outstanding as of the date hereof. All the outstanding shares of Oak Hill Common are duly authorized, validly issued, fully paid and nonassessable. All of the shares of Oak Hill Common to be issued pursuant to this Agreement will, when so issued, be duly authorized, validly issued, fully paid and nonassessable, and the issuance of such shares will not be subject to any preemptive or similar rights.

         4.03   Authorization.  The execution, delivery, and performance of this
                -------------
Agreement by Oak Hill Financial, and the consummation of the transactions contemplated hereby, have been duly approved by the Board of Directors of Oak Hill Financial.

         4.04   Absence of Defaults.  Neither the execution and delivery of this
                -------------------
Agreement, nor the consummation of the Merger, nor compliance by Oak Hill Financial with any of the provisions hereof will violate any provision of the certificate of incorporation or code of regulations of Oak Hill Financial or result in a breach or termination of, or accelerate the performance required by, any note, bond, mortgage, lease, agreement, or other instrument to which Oak Hill Financial is a party or to which Oak Hill Financial may be bound, except for such violations or breaches that would not, individually or in the aggregate, have a Material Adverse Effect on Oak Hill Financial.

         4.05   Financial  Statements.  Oak Hill Financial has  previously  made
                ---------------------
available to Lawrence Financial copies of (i) the consolidated balance sheets of Oak Hill Financial and its subsidiaries as of December 31, 2003 and 2002 and related consolidated statements of income, cash flows and changes in stockholders' equity for each of the three years in the three-year period ended December 31, 2003, together with the notes thereto, accompanied by the audit report of Oak Hill Financial's independent public auditors, as reported in Oak Hill Financial's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC and (ii) the unaudited consolidated balance sheet of Oak Hill Financial and its subsidiaries as of June 30, 2004 and the related consolidated statements of income, cash flows and changes in stockholders' equity for the six months ended June 30, 2004 and 2003, as reported in Oak Hill Financial's Quarterly Report on Form 10-Q for the period ended June 30, 2004 filed with the SEC. Such financial statements fairly present the financial position, results of operations, and cash flows of Oak Hill Financial at the dates shown and for the periods indicated in conformity with generally accepted accounting principles applied on a consistent basis. There are no obligations or liabilities, whether absolute, accrued, or contingent (including, without limiting the generality of the foregoing, liabilities for taxes), of Oak Hill Financial which are required in conformity with generally accepted accounting principles to be reflected or disclosed in such financial statements which have not been so reflected or disclosed.

         4.06   Material  Facts.  Neither  this  Agreement  nor  this  Agreement
                ---------------
contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which made; provided, however, that the scope of this representation does not extend to any information relating to or furnished by Lawrence Financial.

                                                                     As Executed

         4.07   Absence  of  Undisclosed  Liabilities.   Except  to  the  extent
                -------------------------------------
reflected or reserved against on the consolidated balance sheet of Oak Hill Financial as of June 30, 2004 as included in Oak Hill Financial's Quarterly Report on Form 10-Q for the period ended June 30, 2004, Oak Hill Financial has no liabilities, whether absolute, accrued, contingent, or otherwise, due or to become due, including without limitation any liabilities as guarantor under any guaranty or liabilities for taxes, except liabilities and taxes incurred in the ordinary course of business, which have had or would reasonably be expected to have a Material Adverse Effect on Oak Hill Financial.

         4.08   Absence of Certain  Changes.  Except as provided in the Oak Hill
                ---------------------------
Disclosure Memorandum, since June 30, 2004, Oak Hill Financial has not:

                (a) made or permitted to be made any changes in its capital or corporate structures, certificates or articles of incorporation, regulations, bylaws, or other charter documents;

                (b) merged with any other corporation or bank, or permitted any other corporation or bank to merge into or consolidate with it; acquired control over any other firm, bank, corporation, or organization; or created any subsidiaries;

                (c) issued, sold, delivered, or agreed to issue, sell, or deliver any additional shares of its capital stock or any options, warrants, or rights to acquire any such capital stock, or securities convertible into or exchangeable for such capital stock, and except for capital stock issued pursuant to the exercise of stock options previously issued, in accordance with their respective terms;

                (d) purchased, sold, transferred, or otherwise acquired or disposed of, or agreed to purchase, sell, transfer, acquire, or dispose of, any capital stock or other securities of any kind, or options or other rights to acquire any such securities, of any other entity (including, but not limited to, any such transactions involving either of Oak Hill Banks or Oak Hill Financial with respect to the capital stock or other securities of the other of them), other than in the ordinary course of business;

                (e) incurred any indebtedness, obligations, or liabilities, whether absolute, accrued, contingent, or otherwise, including, without limitation, liabilities as guarantor under any guaranty, other than indebtedness, obligations, and liabilities incurred in the ordinary course of their business;

                (f)   adopted any change in any accounting policy or method;

                (g) revalued any asset or adjusted any reserve, other than in the ordinary course of business;

                (h) failed to keep in full force and effect insurance and bonds at least equal in amount and scope of coverage to the insurance and bonds carried on June 30, 2004;

                (i)   suffered any Material Adverse Effect; and

                (j)    made  any  material   increase  in  dividends  until  the
Effective Date of this Agreement.

         4.09   Taxes.  Oak Hill Financial  has  filed or caused to be filed all
                -----
federal and other tax returns which are required to be filed and has paid or made provision for payment of all taxes shown as due on such returns. No deficiencies for any tax, assessment, or governmental charge have been proposed, asserted, or assessed against Oak Hill Financial that have not been settled and paid.

         4.10 Litigation. There is no action, suit, proceeding, or claims by any governmental agency or other person or entity nor any investigation by any governmental agency pending or, to the Knowledge of Oak Hill Financial, threatened against (i) Oak Hill Banks, (ii) Oak Hill Financial, (iii) the assets, business or goodwill of Oak Hill Banks or Oak Hill Financial, or (iv) any director, officer, or Principal Shareholder of Oak Hill Banks or Oak Hill Financial, in relation to the business of Oak Hill Banks or Oak Hill Financial or any such person's capacity as a director, officer, or Principal Shareholder of Oak Hill Banks or Oak Hill Financial. Neither Oak Hill Financial nor any of its subsidiaries

                                                                     As Executed

is subject to any supervisory agreement, consent order or decree, cease and desist order, or other restriction on its business or assets.

         4.11   Environmental Matters.
                ---------------------

                (a) To the Knowledge of Oak Hill Financial, Oak Hill Financial and its subsidiaries are and have been at all times in substantial compliance with all applicable Environmental, and Oak Hill Financial nor any of its subsidiaries has engaged in any activity resulting in a material violation of any applicable Environmental Law. No orders, hearings, actions, or other proceedings by or before any court or governmental agency in which Oak Hill Financial or any of its subsidiaries is a party are pending or, to the Knowledge of Oak Hill Financial, threatened in connection with any alleged violation of any applicable Environmental Law (i) by Oak Hill Financial or any of its subsidiaries or (ii) in relation to any part of the Real Property, and Oak Hill Financial has no Knowledge of any investigations or inquiries with respect to any such alleged violation. No claims have been made or, to the Knowledge of Oak Hill Financial, threatened at any time by any third party against Oak Hill Financial or any of its subsidiaries relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any Hazardous Substance. To the Knowledge of Oak Hill Financial, neither Oak Hill Financial or any of its subsidiaries has not caused or permitted any Hazardous Substance to be integrated into the Real Property or any component thereof in such manner or quantity as may reasonably be expected to or in fact would pose a threat to human health or the value of the Real Property. None of the Real Property has been used by Oak Hill Financial or any of its subsidiaries for the storage or disposal of Hazardous Substances nor to the Knowledge of Oak Hill Financial, is any of the Real Property contaminated by any Hazardous Substance. To the Knowledge of Oak Hill Financial, none of the Real Property has in the past contained or presently contains any underground storage tanks. To the Knowledge of Oak Hill Financial, Oak Hill Financial or any of its subsidiaries has any interest, direct or indirect, in any property owned by a third party which has been contaminated by Hazardous Substances (excluding any property as to which the sole interest of Oak Hill Financial or any of its subsidiaries is that of a lien holder or mortgagee, but including any property as to which title has been taken by Oak Hill Financial or any of its subsidiaries pursuant to mortgage foreclosure or similar proceeding and any property as to which Oak Hill Financial or any of its subsidiaries has participated in the financial management to a degree sufficient to influence the property's treatment of Hazardous Substances).

                (b) To the Knowledge of Oak Hill Financial, the representations set forth in paragraph (a) above are also true and correct in relation to any and all real property owned or leased by it or any of its subsidiaries at any time prior to the date of this Agreement, together with any improvements located thereon.

         4.12   Community Reinvestment  Act  Compliance.  Oak  Hill  Banks is in
                ---------------------------------------
material  compliance  with  the  applicable   provisions  of  the  CRA  and  the
regulations promulgated thereunder, and currently has a CRA rating of satisfactory or better from the FDIC. Oak Hill Financial knows of no fact or circumstance or set of facts or circumstances which would cause Oak Hill Financial to fail to comply with such provisions or to cause the CRA rating of Oak Hill Banks to fall below satisfactory.

         4.13   Compliance with Laws. Oak Hill Banks and Oak Hill Financial hold
                --------------------
all permits, licenses, certificates of authority, orders, and approvals of, and have made all filings, applications, and registrations with, all governmental or regulatory bodies that are required in order to permit them to carry on their respective businesses as they are presently conducted. To the Knowledge of Oak Hill Financial, Oak Hill Banks and Oak Hill Financial have conducted their businesses so as to comply in all material respects with all applicable statutes, regulations, rules, and orders.

         4.14   Information  Provided  by  Oak  Hill  Financial.   None  of  the
                -----------------------------------------------
information supplied or to be supplied by Oak Hill Financial for inclusion in the Registration Statement, application for approval, or any other document to be filed with the Federal Reserve Board, the Division of Financial Institutions, the SEC, or any other federal or state regulatory authority in connection with the transactions contemplated herein or in this Agreement is or will be false or misleading with respect to any material fact, or omits or will omit any material fact necessary in order to make the statements therein not misleading.

                                                                     As Executed

         4.15   Employee  Benefit  Plans.  All Employee Benefit Plans maintained
                ------------------------
by Oak Hill Banks or Oak Hill Financial comply in all material respects with the requirements of ERISA and the Code and all such plans have been administered to date in compliance with the requirements of ERISA, the Code, and subsequent legislation regulating ERISA plans. Each of such plans that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA that is intended to be a qualified plan under Section 401(a) of the Code has been amended to comply in all material respects with current law as required or the remedial amendment period for such amendment under Section 401(b) of the Code has not expired and Oak Hill Banks or Oak Hill Financial has obtained favorable determination letters with respect to all such plans. As of the date hereof, Oak Hill Banks or Oak Hill Financial has no liability on account of any accumulated funding deficiency (as defined in Section 412 of the Code) or on account of any failure to make contributions to or pay benefits under any such plan nor is Oak Hill Banks or Oak Hill Financial aware of any claim pending or threatened to be brought by any party regarding such matters. No prohibited transaction has occurred with respect to any such plan that would result, directly or indirectly, in the imposition of any excise tax under Section 4975 of the Code; nor has any reportable event under Section 4043 of ERISA occurred with respect to any such plan. Neither Oak Hill Banks nor Oak Hill Financial is a defendant in any lawsuit or criminal action concerning such entity's conduct as a fiduciary, party-in-interest, or disqualified person with respect to any plan, nor is either of them engaged in litigation or a continuing controversy with, or, to the Knowledge of Oak Hill Financial, under investigation or examination by, the Department of Labor, Internal Revenue Service, Justice Department, or Pension Benefit Guaranty Corporation involving compliance with ERISA or the provisions of the Code relating to employee benefit plans. All reporting and disclosure requirements of ERISA and the Code have been met in all respects by all such plans. Neither Oak Hill Banks nor Oak Hill Financial is required to contribute to an Employee Benefit Plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

         4.16   Capital Requirements.    Neither  Oak  Hill  Financial  nor  any
                --------------------
Affiliate thereof is not in compliance with all currently applicable capital requirements and guidelines prescribed by all appropriate federal regulatory agencies.

         4.17   Tax Treatment of the Merger.  Neither Oak Hill Financial nor any
                ---------------------------
Affiliate thereof has not taken any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         4.18   Filing of Reports.  Oak Hill  Common is  registered  pursuant to
                -----------------
Section 12 of the 1934 Act. Oak Hill Financial has been subject to the reporting requirements of Section 13 of the 1934 Act for a period of at least 90 days prior to the date hereof and has filed all reports required to be filed thereunder during the twelve months preceding the date hereof. Since January 1, 1996, Oak Hill Financial has filed with the SEC all documents and reports
(including all amendments, exhibits, and schedules thereto and documents incorporated by reference therein) required to be filed by Oak Hill Financial under the 1934 Act and the 1933 Act, and the rules and regulations promulgated by the SEC thereunder. None of such documents or reports, as of their respective dates and as amended through the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated
therein or necessary to make the statements therein, in view of the circumstances under which they were made, not misleading.

         4.19   Insurance of Accounts.  The  deposits  of  Oak  Hill  Banks  are
                ---------------------
insured up to the applicable limits by the BIF.

         4.20   Availability  of  Funds.  Oak Hill Financial will have available
                -----------------------
to it at the Effective Time sources of capital sufficient to pay the aggregate Cash Consideration and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.

SECTION 5.      COVENANTS OF LAWRENCE FINANCIAL
                -------------------------------

         Lawrence Financial covenants and agrees as follows:

         5.01   Applications for Regulatory  Approvals;  Registration Statement.
                ---------------------------------------------------------------
Lawrence Financial will cooperate, and will cause its respective directors, officers, employees, agents, and advisers to cooperate, to the extent reasonably

                                                                     As Executed

necessary, with Oak Hill Financial and its advisers in connection with the preparation of the Registration Statement and the applications for regulatory approvals described in Section 6.02 hereof and shall furnish all information concerning it and the holders of its capital stock as Oak Hill Financial may reasonably request in connection with such action. Lawrence Financial shall assist Oak Hill Financial in the preparation of the Proxy Statement, as part of the Registration Statement filed with the SEC, and shall mail such Proxy Statement to Lawrence Financial Shareholders in accordance with Section 5.03 hereof.

         5.02   Applications for  Charter  Conversion.  As  soon  as  reasonably
                -------------------------------------
practicable after the execution of this Agreement, at the sole expense and with the assistance of Oak Hill Financial, Lawrence Financial shall prepare and file such applications with the Ohio Division of Financial Institutions, and any other regulatory authorities having jurisdiction as may be required to secure all necessary regulatory approvals for conversion of Lawrence Federal to a bank chartered by the State of Ohio, which conversion shall occur immediately prior to the Effective Time, and to immediately after the Effective Time consummate a merger of Oak Hill Banks with and into Lawrence Federal as an Ohio state chartered bank, and shall use its best efforts to secure such approvals.

         5.03   Stockholders'  Meeting.   As  soon  as  practicable  and, in any
                ----------------------
event, within ten business days after the SEC has declared the Registration Statement effective, Lawrence Financial will call and mail notice of a meeting of its stockholders for the purpose of adopting this Agreement along with the Proxy Statement, which meeting shall be held not more than 45 days from the date the notice is mailed, and the Board of Directors of Lawrence Financial will to the extent consistent with their fiduciary duty recommend to the stockholders that they vote their shares in favor of the Merger.

         5.04   Conduct of Business.  From the date of this Agreement  until the
                -------------------
Effective Time, except as provided herein or as consented to by Oak Hill Financial in writing, Lawrence Financial will conduct its respective operations only, and shall not take any action except, in the ordinary and usual course of business, and Lawrence Financial will use its best efforts to preserve intact its business organization, assets, prospects, and business relationships, to keep available the services of its officers and employees, and to maintain existing relationships with other entities. Without limiting the generality of the foregoing, subject to the exceptions stated above, during such period, Lawrence Financial will not except as provided herein:

                (a) enter into any agreement or commitment of the character referred to in subsections 3.18(a)(i) through (xii) hereof; or

                (b) take or permit to be taken any action of a character which is listed in subsections (a) through (q) of Section 3.10 hereof; provided, however, that, after prior consultation with Oak Hill Financial, Lawrence Financial may take or permit such of those actions as may be required pursuant to any change in applicable accounting rules or standards, or by law or any applicable rules or regulations of any governmental authority.

         5.05   Access   to   Information.   Lawrence   Financial   shall   give
                -------------------------
representatives of Oak Hill Financial full access, during normal business hours and upon reasonable notice, to all assets, properties, books, records, agreements, and commitments of Lawrence Financial, provided that such access shall not unreasonably interfere with the operations of Lawrence Financial, and shall furnish to representatives of Oak Hill Financial all such information concerning its and their affairs as Oak Hill Financial may reasonably request. It is expressly understood that no investigation by Oak Hill Financial pursuant to this Section 5.05 or otherwise shall affect any representation or warranty made herein.

         5.06   Press Releases.  Lawrence  Financial  shall  consult  in advance
                --------------
with Oak Hill Financial as to the form and substance of any press release, written communication with its stockholders, or other public disclosure of matters related to this Agreement or the Merger, and shall not issue any such press release, written communication, or public disclosure without the prior written consent of Oak Hill Financial; provided, however, that nothing contained herein shall prohibit Lawrence Financial from making any disclosure (after consultation with Oak Hill Financial with respect thereto) which its counsel deems necessary under applicable law.

                                                                     As Executed

         5.07   Best Efforts.  Lawrence Financial  shall use its best efforts to
                ------------
take or cause to be taken all actions necessary, proper, or advisable to consummate the Merger, including such actions as Oak Hill Financial may reasonably request in writing.

         5.08   Acquisition Proposals.   Unless  and  until this Agreement shall
                ---------------------
have been terminated by either party pursuant to Section 12 hereof, Lawrence Financial shall not (i) directly or indirectly, through any of its officers, directors, agents, or affiliates, solicit, encourage, initiate or participate in any negotiations or discussions with respect to any Acquisition Proposal, or
(ii) disclose any information not customarily disclosed to any person or entity or provide access to its properties, books, or records or otherwise assist or encourage any person or entity in connection with any Acquisition Proposal; provided, however, that Lawrence Financial shall be entitled to participate in negotiations and discussions regarding an Unsolicited Acquisition Proposal, and to disclose such information and provide such access in connection with an Unsolicited Acquisition Proposal, to the extent that the Board of Directors of Lawrence Financial determines in good faith, after consultation with its financial advisor with respect to the financial aspects of the Unsolicited Acquisition Proposal and the Merger, and with its legal counsel, that failure to take such action would be inconsistent with the fiduciary obligations of the directors of Lawrence Financial to the stockholders of Lawrence Financial. Lawrence Financial shall give Oak Hill Financial immediate notice of any Acquisition Proposals.

         5.09   Advice of Changes.   Between  the  date hereof and the Effective
                -----------------
Date, Lawrence Financial shall advise Oak Hill Financial promptly, in writing, of any fact which, if existing or known on the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement and any fact which, if existing or known on the date hereof, would have made any of the representations contained herein untrue. Prior to the Effective Date, Lawrence Financial shall deliver to Oak Hill Financial a supplement to the Lawrence Financial Disclosure Memorandum, which shall contain a description of any and all such matters.

         5.10   Confidentiality.  From and  after  the  date of this  Agreement,
                ---------------
Lawrence Financial shall, and shall cause its respective Affiliates to, treat all Confidential Information of Oak Hill Financial and Oak Hill Banks, as confidential, and Lawrence Financial shall, and shall cause its respective Affiliates to, not use any such Confidential Information for any purpose except in furtherance of the transactions contemplated hereby. In the event this Agreement is terminated pursuant to Section 12 hereof, Lawrence Financial shall, and shall cause its respective Affiliates to, promptly return to Oak Hill Financial all documents and workpapers, and all copies thereof, containing any such Confidential Information of Oak Hill Financial or Oak Hill Banks. The covenants of Lawrence Financial contained in this Section 5.09 are of the essence and shall survive any termination of this Agreement and the closing of the transactions contemplated hereby.

         5.11   Coordination  of  Dividends.   Lawrence  Financial   agrees   to
                ---------------------------
cooperate with Oak Hill Financial to ensure that the stockholders of Lawrence Financial receive a regular quarterly dividend from either Lawrence Financial or Oak Hill Financial during the quarter in which the Effective Date occurs, but that they do not receive dividends from both Lawrence Financial and Oak Hill Financial during such quarter.

         5.12   Tax Representations.  Lawrence Financial will use its reasonable
                -------------------
efforts to cause the Merger, and will take no action which would cause the Merger not to qualify for treatment as a "reorganization" within the meaning of
Section 368(a) of the Code for federal income tax purposes.

         5.13   Form 13D or 13G Filings.   Lawrence  Financial  shall   promptly
                -----------------------
advise Oak Hill Financial of the filing of a Form 13D or 13G under the 1934 Act with respect to Lawrence Financial Common and shall provide Oak Hill Financial with a copy of any such Form 13D or 13G promptly after receipt thereof.

         5.14   ESOP  Termination.   As  soon  as practicable following the date
                -----------------
hereof but, in any event, prior to the Effective Time, Lawrence Federal shall take any and all action necessary to terminate its employee stock ownership plan (the "Lawrence Federal ESOP") as of the Effective Time. The trustee of the Lawrence Federal ESOP shall repay the existing loan of the Lawrence Federal ESOP and allocate any unallocated assets remaining after the loan is repaid in accordance with the terms of the Lawrence Federal ESOP and applicable law.

                                                                     As Executed

         5.15   Accounting Changes.  Lawrence Financial agrees that, immediately
                ------------------
prior to the Effective Time, it will conform its and its subsidiaries accounting measures and procedures to the accounting measures and procedures of Oak Hill Financial and its subsidiaries, provided that such measures and procedures are not prohibited by generally accepted accounting principles or applicable laws and regulations.

         5.16   Agreements of Affiliates.  Lawrence  Financial will use its best
                ------------------------
efforts to obtain from each director of Lawrence Financial and their "affiliates," for purposes of Rule 145 under the 1933 Act, and to deliver to Oak Hill Financial prior to the Effective Date a written agreement providing that such person will not sell the shares of Oak Hill Common to be received by such person in the Merger unless such sales are pursuant to an effective registration statement under the 1933 Act or pursuant to Rule 145 of the SEC or another exemption from the registration requirements under the 1933 Act.

         5.17   Termination  of  Executive  Benefits.  Lawrence Financial  shall
                ------------------------------------
terminate its and any subsidiary's obligations, under any outstanding employment agreements with its Chief Executive Officer and its Chief Financial Officer, for payments aggregating no more than $815,000 in calendar year 2004 and in a manner which will not result in any amounts or benefits expended under such agreements or plans constituting "excess parachute payments" within the meaning of Section 280G of the Code. Lawrence Financial, together with Lawrence Federal and Oak Hill Financial, will enter into agreements with its Chief Executive Officer and Chief Financial Officer concurrently with the execution of this Agreement setting forth all payments and benefits to be made or provided to such persons and all obligations related thereto.

         5.18   Termination of  Director  Benefits.   Lawrence  Financial  shall
                ----------------------------------
terminate its and any subsidiary's obligations to directors under any outstanding retirement plan for payments aggregating no more than $295,000 in calendar year 2004 and in a manner which will not result in any amounts or benefits expended under such agreements or plans constituting "excess parachute payments" within the meaning of Section 280G of the Code. Lawrence Financial, together with Lawrence Federal and Oak Hill Financial, will enter into agreements with each director concurrently with the execution of this Agreement setting forth all payments and benefits to be made or provided to such persons and all obligations related thereto.

         5.19   Tax Returns.  Lawrence  Financial  and  its  subsidiaries  shall
                -----------
prepare and timely file all tax returns reasonably requested by Oak Hill Financial to be filed by them on or before the Closing Date. Oak Hill Financial shall have a reasonable opportunity to review such Tax Returns and approve any material elections. Lawrence Financial and its subsidiaries shall pay all Taxes shown on such Tax Returns.

         5.20.  Real  Property  Matters.  For each  parcel of the Real  Property
                -----------------------
described in the Lawrence Financial Disclosure Memorandum as being owned by Lawrence Financial, Lawrence Financial shall permit Oak Hill Financial to obtain, at the sole expense of Oak Hill Financial, (a) a title insurance commitment (ALTA 1966 form or its equivalent) for a fee owner's title insurance policy in an amount equal to the carrying cost of the premises to be insured (including all improvements thereon), on the books of Lawrence Financial as of December 31, 2003 on such form as may be acceptable to Oak Hill Financial, (b) current land surveys of those parcels of the Real Property, each survey to be conducted and prepared by a duly licensed land surveyor, with such survey to be a duly certified ALTA/ACSM field survey and (c) a "Phase I" environmental site assessment prepared by a licensed environmental engineering firm, in each case for the purpose of verifying the representations and warranties made by Lawrence Financial regarding the Real Property.

         5.21.  Sale of Mobile Home Loans.  Lawrence  Federal shall complete the
                -------------------------
sale of its indirect mobile loan portfolio and related accounts, if any, pursuant to the agreements from purchase and sale between Lawrence Federal and Morgan Keegan Mortgage Company, Inc. dated as of October 12, 2004, and shall not enter into any amendment thereof without the written consent of Oak Hill Financial.

SECTION 6.      COVENANTS OF OAK HILL FINANCIAL
                -------------------------------

         Oak Hill Financial covenants and agrees as follows:

                                                                     As Executed

         6.01   Issuance of Oak Hill Common.  At the  Effective  Time,  Oak Hill
                ---------------------------
Financial shall issue all of the shares of Oak Hill Common into which shares of Lawrence Financial Common are to be converted in the Merger and will deliver the certificates for such shares, or cause the same to be delivered, to the Exchange Agent.

         6.02   Applications for  Regulatory  Approvals.  As soon as  reasonably
                ---------------------------------------
practicable after the execution of this Agreement, Oak Hill Financial shall prepare and file such applications with the Office of Thrift Supervision, the FDIC, the Federal Reserve Board, the Ohio Division of Financial Institutions, and any other regulatory authorities having jurisdiction as may be required to secure all necessary regulatory approvals of the Merger and shall use its best efforts to secure such approvals. Oak Hill Financial shall deliver a draft or drafts of such regulatory applications to Lawrence Financial and provide Lawrence Financial a reasonable opportunity to review such draft or drafts prior to filing the same.

         6.03   Registration Statement.  As soon as reasonably practicable after
                ----------------------
the execution of this Agreement, Oak Hill Financial shall prepare and file the Registration Statement with the SEC, shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act, and shall take such action as may be required to register or qualify for exemption such shares under the securities laws of the states where registration or an exemption from registration may be required. Oak Hill Financial shall deliver a draft or drafts of the Registration Statement to Lawrence Financial and provide Lawrence Financial a reasonable opportunity to review such draft or drafts prior to filing the same. Oak Hill Financial will advise Lawrence Financial, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of the Oak Hill Common issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Registration Statement. If at any time prior to the Effective Time any information relating to Oak Hill Financial should be discovered by Oak Hill Financial which should be set forth in an amendment or supplement to any of the Registration Statement or the prospectus contained therein so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, Oak Hill Financial shall promptly notify Lawrence Financial and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of Lawrence Financial.

         6.04   Press Releases.   Oak  Hill  Financial  shall consult in advance
                --------------
with Lawrence Financial as to the form and substance of any press release, written communication with its shareholders, or other public disclosure of matters related to this Agreement or the Merger.

         6.05   Best Efforts.  Oak  Hill Financial  will use its best efforts to
                ------------
take or cause to be taken all actions necessary, proper, or advisable to consummate the Merger.

         6.06   Confidentiality.  From and after the date of this Agreement, Oak
                ---------------
Hill Financial and Oak Hill Banks shall, and shall cause their respective Affiliates to, treat all Confidential Information of Lawrence Financial as confidential, and Oak Hill Financial and Oak Hill Banks shall, and shall cause their respective Affiliates to, not use any such Confidential Information for any purpose except in furtherance of the transactions contemplated hereby. In the event this Agreement is terminated pursuant to Section 12 hereof, Oak Hill Financial and Oak Hill Banks shall, and shall cause their respective Affiliates to, promptly return to Lawrence Financial all documents and workpapers, and all copies thereof, containing any such Confidential Information of Lawrence Financial. The covenants of Oak Hill Financial and Oak Hill Banks contained in this Section 6.06 are of the essence and shall survive any termination of this Agreement, but shall terminate as of the closing of the transactions contemplated hereby.

         6.07   Coordination  of  Dividends.   Oak   Hill  Financial  agrees  to
                ---------------------------
cooperate with Lawrence Financial to ensure that the stockholders of Lawrence Financial receive a regular quarterly dividend from either Lawrence Financial or Oak Hill Financial during the quarter in which the Effective Date occurs, but that they do not receive dividends from both Lawrence Financial and Oak Hill Financial during such quarter.

                                                                     As Executed

         6.08  Employment Contracts; Employees of Lawrence Financial; Severance.
               ----------------------------------------------------------------

               (a) Oak Hill Financial agrees to honor in accordance with their terms all vested benefits or other vested amounts earned or accrued through the Effective Time under the employment contracts, supplemental executive retirement plan, director deferral fee agreements and director retirement agreements described in the Lawrence Financial Disclosure Memorandum, including benefits that vest or are otherwise accrued as a result of the consummation of the transactions contemplated by this Agreement, in each case except to the extent terminated by actions contemplated in this Agreement or superseded by agreements entered into in connection with this Agreement.

                (b) All persons who are employees of Lawrence Federal immediately prior to the Effective Time and whose employment is not specifically terminated at or prior to the Effective Time (a "Continuing Employee") shall, at the Effective Time, become employees of Oak Hill Banks. All of the Continuing Employees shall be employed at the will of Oak Hill Banks and no contractual right to employment shall inure to such employees because of this Agreement.

                (c)    All  persons  who  are  employees  of  Lawrence   Federal
immediately prior to the Effective Time and whose employment is terminated at the Effective Time and all Continuing Employees whose employment is involuntarily terminated without cause within one year of the Effective Time shall be entitled to receive a severance payment pursuant to the terms of Lawrence Federal's Employee Severance Compensation Plan.

         6.09   Employee Benefit Plans.
                ----------------------

                (a) Oak Hill Financial agrees to use its reasonable best efforts to coordinate the conversion of any pension Employee Benefit Plans, practices, or policies of Lawrence Financial into similar plans of Oak Hill Financial, to the extent that such plans may exist, and to give credit to any and all employees of Lawrence Financial and its subsidiaries who immediately following the Effective Date become employees of Oak Hill Financial and its subsidiaries following the consummation of the Merger for all service with Lawrence Financial prior to the Effective Time for purposes of eligibility, vesting, and all other purposes for which such service is taken into account or recognized, to the extent feasible and permissible under all applicable laws and regulations and the applicable terms of Oak Hill Financial's pension Employee Benefit Plans.

                (b) Oak Hill Financial agrees to use its reasonable best efforts, including when permitted by law the amendment of existing plans, to coordinate the maintenance of or conversion into similar plans of Oak Hill Financial of any welfare Employee Benefit Plan, practice, or policy of Lawrence Financial, to the extent feasible and permissible under all applicable laws and regulations and the applicable terms of Oak Hill Financial's plans. Furthermore, the former officers and employees of Lawrence Financial (and their spouses and dependents, if applicable) who are under a Lawrence Financial plan on the Effective Date, may, upon the cessation of their participation in a Lawrence Financial plan being maintained by Oak Hill Financial after the Effective Date, immediately participate in the corresponding benefit plan maintain by Oak Hill Financial without regard to pre-existing conditions or waiting periods to the extent then-permitted by law and the existing plans of Oak Hill Financial.

         6.10   Indemnification of Directors and Officers.
                -----------------------------------------

                (a) Oak Hill Financial acknowledges that, by operation of law, at the Effective Time, Oak Hill Financial will assume any and all legally enforceable obligations of Lawrence Financial to indemnify and defend, and advance expenses to, the directors and officers of Lawrence Financial pursuant to, to the extent of, and in accordance with the terms and conditions of any such obligations that Lawrence Financial had to indemnify and defend, and advance expenses to, such persons in effect immediately prior to the Effective Time, in connection with such persons' status or services as directors and officers of Lawrence Financial, whether by contractual right or by any provision of the articles of incorporation or bylaws of Lawrence Financial, with respect to any claim asserted or made prior to or at any time after the Effective Time. All such rights to indemnification and advancement of expenses with respect to any such claim shall continue until the final disposition of such claim regardless of when

                                                                     As Executed

such claim was made or asserted; provided, however, that nothing contained herein shall increase or lengthen the duration of Oak Hill Financial's obligations with respect to such indemnification over that to which Lawrence Financial would have been subject had the Merger not been consummated.

                (b) For a period of five years following the Effective Time, Oak Hill Financial will use its best efforts to provide directors' and officers' liability insurance that serves to reimburse the present and former directors and officers of Lawrence Financial or any of its subsidiaries with respect to claims against such directors and officers arising from facts or events occurring before the Effective Time (including the transactions contemplated hereby), which insurance will contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the person entitled to indemnified, as that coverage currently provided by Oak Hill Financial for its directors and officials; provided, however, that if Oak Hill Financial is unable to maintain or obtain the insurance called for by this Section 6.10(b), Oak Hill Financial will use its best efforts to obtain as much comparable insurance as is reasonably available.

SECTION 7.      CONDITIONS PRECEDENT TO OBLIGATIONS OF ALL PARTIES
                --------------------------------------------------

         The obligations of each of the parties hereto to consummate the Merger are subject to the fulfillment, on or before the Closing Date, of the following conditions precedent:

         7.01   Shareholder Approval.  This  Agreement shall  have been approved
                --------------------
by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Lawrence Financial Common.

         7.02   Regulatory  Approvals.  The  Merger  shall have been approved by
                ---------------------
the Federal Reserve Board, and any other governmental authority having jurisdiction, and any applicable waiting periods shall have expired, with no such approval or authorization containing any provision which would be materially adverse to the business of Lawrence Financial, Lawrence Federal, Oak Hill Financial or Oak Hill Banks, either prior to or subsequent to the proposed merger of Lawrence Financial and Oak Hill Financial.

         7.03   Litigation.  No suit, action,  investigation by any governmental
                ----------
body, or legal or administrative proceeding shall have been brought or threatened which materially questions the validity or legality of the transactions contemplated hereunder or under this Agreement. For purposes hereof, advisory opinions or written requests for information which could be used in connection with such suit, investigation, or proceeding given by governmental agencies may be deemed to constitute such a threat.

         7.04   Tax Opinion.   Oak  Hill  Financial and Lawrence Financial shall
                -----------
have received an opinion of Porter, Wright, Morris & Arthur LLP on the basis of facts, representations and assumptions referenced in such opinions substantially to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a).

                In rendering such tax opinion, Porter, Wright, Morris & Arthur LLP may request and shall be entitled to rely upon representations contained in certificates of officers, directors and others of Lawrence Financial and Oak Hill Financial reasonably satisfactory in form and substance to Porter, Wright, Morris & Arthur LLP and Lawrence Financial and Oak Hill Financial shall use their best efforts to make available such certificates.


SECTION 8.      CONDITIONS PRECEDENT TO OBLIGATIONS OF LAWRENCE FINANCIAL
                ---------------------------------------------------------

         The obligations of Lawrence Financial to consummate the Merger are subject to the fulfillment on or before the Closing Date of the following additional conditions precedent:

         8.01   Representations  and  Warranties.    The   representations   and
                --------------------------------
warranties made by Oak Hill Financial herein shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date; provided that no representation or warranty (other than the representations and warranties contained in Section 4.02, which shall be true in all material respects) will be deemed

                                                                     As Executed

untrue, and Oak Hill Financial will not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 4 hereof, has had or is reasonably likely to have a Material Adverse Effect with respect to Oak Hill Financial; Oak Hill Financial shall have performed in all material respects its obligations hereunder and under this Agreement to be performed on or before the Closing Date; and an executive officer of Oak Hill Financial shall have executed and delivered to Lawrence Financial a certificate or certificates, dated as of the Closing Date, in respect of the foregoing matters and in respect of such other matters as Lawrence Financial shall reasonably request.

         8.02   Effectiveness of  the  Registration  Statement;   NASD  Listing.
                ---------------------------------------------------------------
Lawrence Financial shall have received a certificate from a duly authorized officer of Oak Hill Financial to the effect that the Registration Statement has become effective by an order of the SEC, the Oak Hill Common to be exchanged in the Merger has been qualified or is exempt under all applicable state securities laws, and there has been no stop order issued or threatened by the SEC that suspends or would suspend the effectiveness of the Registration Statement, and no proceeding has been commenced or overtly threatened for such purpose. The shares of Oak Hill Common to be issued to Lawrence Financial stockholders pursuant to this Agreement shall have been authorized for listing on the NASDAQ National Market upon official notice of issuance.

         8.03   Material  Adverse  Change.  Since June 30, 2004, there shall not
                -------------------------
have occurred any event which has had a Material Adverse Effect on Oak Hill Financial.

SECTION 9.      CONDITIONS PRECEDENT TO OBLIGATIONS OF OAK HILL FINANCIAL
                ---------------------------------------------------------

         The obligations of Oak Hill Financial to consummate the Merger are subject to the fulfillment on or before the Closing Date of the following additional conditions precedent:

         9.01   Regulatory  Approval of the  Subsidiary  Merger.  The  merger of
                -----------------------------------------------
Lawrence Federal and Oak Hill Banks shall have been approved by the Federal Reserve Board, the Division of Financial Institutions, and any other governmental authority having jurisdiction, and any applicable waiting periods shall have expired, with no such approval or authorization containing any provision which would be materially adverse to the business of Oak Hill Financial or Oak Hill Banks.

         9.02   Representations  and   Warranties.   The   representations   and
                ---------------------------------
warranties made by Lawrence Financial herein shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of such date, provided that no representation or warranty (other than the representations and warranties contained in Section 3.02, which shall be true in all material respects) will be deemed untrue, and Lawrence Financial will not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 3 hereof, has had or is reasonably likely to have a Material Adverse Effect with respect to Lawrence Financial; and the chief executive officer and principal financial officer of Lawrence Financial shall have executed and delivered to Oak Hill Financial certificates, dated as of the Closing Date, in respect of the foregoing matters and in respect of such other matters as Oak Hill Financial shall reasonably request.

         9.03   Dissenting Stockholders.  The total number of shares of Lawrence
                -----------------------
Financial Common, if any, as to which the right to dissent has been asserted under Section 3-202 of the Maryland Corporations and Associations Code shall not exceed ten percent (10%) of the total number of outstanding shares of Lawrence Financial Common.

         9.04   Material Adverse Change.   Since  June 30, 2004, there shall not
                -----------------------
have occurred any event which has had a Material Adverse Effect on Lawrence Financial.

                                                                     As Executed

         9.05   Title  Insurance.  Within 90 days of the date of this Agreement,
                ----------------
Oak Hill Financial shall have obtained a title insurance commitment (ALTA 1966 form or its equivalent) for a fee owner's title insurance policy or leasehold owner's title insurance policy, as appropriate, for each parcel of the Real Property described in the Lawrence Financial Disclosure Memorandum as being owned by Lawrence Financial, and for each lease for any parcel of the Real Property described in the Lawrence Financial Disclosure Memorandum as being leased by Lawrence Financial, each in an amount equal to the carrying cost of the premises or leasehold interest to be insured (including all improvements thereon), on the books of Lawrence Financial as of December 31, 2003. Each title insurance commitment shall show that marketable fee simple title to the owned premises or that valid leasehold title to the leased premises, as appropriate, is in the name of Lawrence Financial, and that it is free and clear of any liens and encumbrances except taxes and assessments not delinquent and utility and other easements that do not interfere with the use of the property for the business being conducted thereon; provided however that any defect noted that is correctable, in Oak Hill Financial's reasonable discretion, for less than $100,000 shall be deemed to have been corrected Each such commitment shall provide that such fee owner's policy committed for therein shall be an ALTA 1970 form, revised in 1984, and each leasehold owner's policy shall be an ALTA 1975 form, or other form acceptable to Oak Hill Financial.

         9.06   Survey.  Within 90 days of the date of this  Agreement, Oak Hill
                ------
Financial Banks shall have obtained current land surveys of those parcels of the Real Property. Each survey to be conducted and prepared by a duly licensed land surveyor, with such survey to be a duly certified ALTA/ACSM field survey, which confirm that the Real Property is not subject to any easements, restrictions, set backs, encroachments, or other limitations except utility and other easements that do not interfere with the use of the Real Property for the business then being conducted thereon, and that the Real Property is not located in any flood hazard area, provided however that any defect noted that is correctable, in Oak Hill Financial's reasonable discretion, for less than $100,000 shall be deemed to have been corrected.

         9.07   Phase I.   Within  90  days  of the date of this  Agreement, for
                -------
each parcel of the Real Property described in the Lawrence Financial Disclosure Memorandum as being leased or owned by Lawrence Financial, Oak Hill Financial shall have completed a "Phase I" environmental site assessment prepared by a licensed environmental engineering firm indicating that there is no evidence of contamination with Hazardous Substances or other violations of environmental Laws and concluding that no testing or additional investigations appears to be warranted, provided however that any defect noted that is correctable, in Oak Hill Financial's reasonable discretion, for less than $100,000 shall be deemed to have been corrected.

         9.08   Consents  and Approvals.  Lawrence Financial shall have obtained
                -----------------------
any and all consents or approvals that may be required under the terms of (i) any contract, agreement, lease, or other obligation or commitment, including, but not limited to, the types described in Section 3.18 hereof, to which either Lawrence Financial or Lawrence Federal is a party or by which either Lawrence Financial or Lawrence Federal or any of their property or assets is bound, or
(ii) any license or permit of Lawrence Financial or Lawrence Federal, in order to avoid the occurrence of any breach or default which may result from the consummation of the Merger and which, if not obtained, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Oak Hill Financial after giving effect to the consummation of the transactions contemplated hereby.

         9.09   Stockholders'  Equity.   The  consolidated  total  stockholders'
                ---------------------
equity of Lawrence Financial, calculated as set forth in the following sentence, as of the end of the month prior to the month in which the Closing Date shall occur shall not be less than the $13,715,612. For purposes of this Section 9.09, the consolidated total stockholders' equity of Lawrence Financial shall be as determined in accordance with accounting principles generally accepted in the United States, but shall be exclusive of (a) any change in accumulated other comprehensive income, net of tax, since June 30, 2004; (b) financial advisory fees and legal and other expenses related to the transactions contemplated by this Agreement; (c) accounting adjustments relating to the Merger as requested by Oak Hill Financial, (d) the effect of the sale by Lawrence Federal of its indirect mobile home loan portfolio, and (e) other payments and expenses contemplated by this Agreement and agreed to by the parties.

         9.10   Termination  of  Executive   Benefits.  Lawrence Financial shall
                -------------------------------------
have terminated its and any subsidiary's obligations under any outstanding employment agreements with its Chief Executive Officer and its Chief Financial

                                                                     As Executed

Officer for payments aggregating $815,000 or less in calendar year 2004 in accordance with the agreements entered into pursuant to Section 5.17 hereof.

         9.11   Termination of Director Benefits.  Lawrence Financial shall have
                --------------------------------
terminated its and any subsidiary's obligations to its directors under any outstanding director retirement plan for payments aggregating $295,000 or less in calendar year 2004 in accordance with the agreements entered into pursuant to
Section 5.18 hereof.

         9.12   Sale  of  Mobile  Home  Loans.   Lawrence  Federal  shall   have
                -----------------------------
completed the sale of its indirect mobile loan portfolio and related accounts, if any, and purchaser pursuant to agreements for purchase and sale between Lawrence Federal and Morgan Keegan Company, Inc. dated as of October 12, 2004.

         9.13   Effectiveness of the Registration  Statement; NASD Listing; Blue
                ----------------------------------------------------------------
Sky. The Registration  Statement shall have been declared  effective by an order
---
of the SEC, there shall be no stop order issued or threatened by the SEC that suspends or would suspend the effectiveness of the Registration Statement, and no proceeding has been commenced or overtly threatened for such purpose. The shares of Oak Hill Common to be issued to Lawrence Financial stockholders pursuant to this Agreement shall have been authorized for listing on the NASDAQ National Market upon official notice of issuance. The Oak Hill Common to be exchanged in the Merger shall have been qualified or is exempt from registration under all applicable state securities laws.

SECTION 10.     CLOSING DATE
                ------------

         The closing of the transactions contemplated by this Agreement ("Closing Date") shall be held at 11:00 a.m. at the offices of Porter, Wright, Morris & Arthur LLP in Columbus, Ohio, on a date on which the parties agree after the conditions specified in Sections 7.01 and 7.02 hereof have been satisfied.

SECTION 11.     AMENDMENT
                ---------

         At any time prior to the Closing Date, the parties, subject to Section 12 of this Agreement, may modify, amend, or supplement this Agreement by mutual agreement authorized by their respective boards of directors and evidenced by an instrument in writing executed and delivered by the parties hereto, whether before or after the stockholders of Lawrence Financial have adopted this Agreement.

SECTION 12.     TERMINATION
                -----------

         12.01  Termination.   This  Agreement  shall  terminate on September 1,
                -----------
2005, unless a later date is agreed upon in writing by the parties, and may be terminated and the Merger may be abandoned at any time prior to the Effective Time as follows:

                (a) by the mutual consent, evidenced in writing, of the boards of directors of Oak Hill Financial, and Lawrence Financial;

                (b) by the board of directors of Oak Hill Financial, by giving written notice thereof to Lawrence Financial, which notice shall specify in reasonable detail the grounds therefor: (i) if any condition precedent to performance by Oak Hill Financial and Oak Hill Banks has not been satisfied or waived (other than those conditions that by their terms are intended to be satisfied on the Closing Date); (ii) if Lawrence Financial has not fully performed its obligations and agreements hereunder and under this Agreement; or
(iii) if any of the representations of Lawrence Financial set forth herein are untrue or incorrect in any material respect subject to the standard set forth in
Section 9.02 and such untrue or incorrect representation is not cured within 30 days following written notice to Lawrence Financial or such untrue or incorrect representation, by its nature, cannot be cured prior to the Effective Time; or

                 (c) by the board of directors of Lawrence Financial, by giving written notice thereof to Oak Hill Financial, which notice shall specify in reasonable detail the grounds therefor: (i) if any condition precedent to

                                                                     As Executed

performance by Lawrence Financial has not been satisfied or waived (other than those conditions that by their terms are intended to be satisfied on the Closing
Date); (ii) if Oak Hill Financial and Oak Hill Banks have not fully performed their obligations and agreements hereunder and under this Agreement; or (iii) if any of the representations of Oak Hill Financial set forth herein are untrue or incorrect in any material respect subject to the standard set forth in Section 9.02; or and such untrue or incorrect representation is not cured within 30 days following written notice to Oak Hill Financial or such untrue or incorrect representation, by its nature, cannot be cured prior to the Effective Time.

         12.02  Survival of Certain Provisions upon Termination;  Nonsurvival of
                ----------------------------------------------------------------
Representations, Warranties and Agreements. Upon a termination of this Agreement
------------------------------------------
as provided herein, this Agreement shall become void and there shall be no further obligation or liability on the part of any party hereto or their respective shareholders, directors, or officers, except pursuant to Sections 5.10, 6.06, 12.03, and 13 hereof, which shall survive a termination of this Agreement in accordance with the express terms of such Sections. None of the representations, warranties covenants and agreements in this Agreement shall survive the Effective Time, except for those covenants and agreements contained herein that by their terms apply in whole or in part after the Effective Time.

         12.03  Termination  Fee. During the term of this  Agreement,  if (i) an
                ----------------
Unsolicited Acquisition Proposal is submitted to and approved by the stockholders of Lawrence Financial at any time prior to the Effective Time, or
(ii) an Unsolicited Acquisition Proposal is received by Lawrence Financial or is made directly to the stockholders of Lawrence Financial at any time prior to the holding of the meeting of the stockholders of Lawrence Financial to be called pursuant to Section 5.03 hereof, the board of directors of Lawrence Financial fails to recommend to the stockholders of Lawrence Financial approval of this Agreement or this Agreement, withdraws such recommendation previously made to the stockholders of Lawrence Financial, or fails to solicit proxies of stockholders of Lawrence Financial to approve the Merger and this Agreement are subsequently rejected by the stockholders of Lawrence Financial at such meeting, then, in either such event, Lawrence Financial shall pay to Oak Hill Financial, within five business days after a termination of this Agreement following such an event, a cancellation fee in the amount of $500,000, as liquidated damages, and not as a penalty, and, upon the payment in full thereof, Lawrence Financial shall have no further liability under this Agreement. The obligations of Lawrence Financial under this Section 12.03 shall survive a termination of this Agreement, provided that, at the time of such termination, (1) an event described in Section 8.03 hereof has not occurred, and (2) Lawrence Financial does not have the right to terminate this Agreement by virtue of a material breach of this Agreement by Oak Hill Financial or Oak Hill Banks.

SECTION 13.     EXPENSES
                --------

         Except as otherwise expressly provided herein, all expenses incurred by or on behalf of the parties hereto in connection with the authorization, preparation, execution, and consummation of this Agreement, including, without limitation, all fees and expenses of agents, representatives, printers, and counsel employed by the parties hereto, and taxes, if any, shall be borne solely by the party which has or shall have incurred the same. The covenants of the parties contained in this Section 13 shall survive a termination of this Agreement for any reason.

SECTION 14.     NOTICES
                -------

         All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by facsimile and confirmed by first-class, certified mail, postage prepaid, addressed as indicated below, or at such other address as such party may designate in writing to the other parties:

                 (a)   If to Lawrence Financial or Lawrence Federal, to:

                           Jack L. Blair
                           President and CEO
                           Lawrence Financial Holdings, Inc.
                           311 South Fifth Street
                           Ironton, Ohio 45638

                                                                     As Executed


                (b)   If to Oak Hill Financial or Oak Hill Banks, to:

                           Ralph E. Coffman Jr.
                           President and CEO
                           Oak Hill Financial, Inc.
                           14621 State Route 93
                           Jackson, Ohio  45640

SECTION 15.     GENERAL PROVISIONS
                ------------------

         15.01  Entire Agreement.  This  Agreement,  together with the documents
                ----------------
referred to or incorporated herein or therein, reflect the entire agreement among the parties with respect to the subject matter thereof and supersede all prior agreements and understandings, oral or written, among the parties with respect to such subject matter, and no party shall be liable or bound to any other party in any manner by any representations, warranties, or covenants except as specifically set forth herein or therein.

         15.02  Waiver.   At  any  time  on  or prior to the Effective Date, any
                ------
party hereto may (i) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant hereto or thereto, or (ii) waive compliance by the other parties with any of the conditions, covenants, and agreements contained in this Agreement.

         15.03  Assignment.   Neither  this Agreement nor any rights, interests,
                ----------
or obligations hereunder shall be assigned or transferred by operation of law or otherwise by any of the parties hereto without the prior written consent of the other party; provided that following the Effective Time this Agreement shall be binding upon the successors and assigns of the Surviving Corporation.

         15.04  Benefit.   Except  as  specifically  provided herein, nothing in
                -------
this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their successors in interest any rights or remedies under or by reason of this Agreement.

         15.05  Counterparts.  This  Agreement  may be executed in any number of
                ------------
counterparts, each of which shall be deemed an original for all purposes, but such counterparts taken together shall constitute one and the same instrument.

         15.06  Governing Law. This Agreement shall be construed and enforced in
                -------------
accordance with the laws of the State of Ohio without regard to its conflicts of laws principles.

         15.07  Incorporation by Reference.  The Disclosure  Memoranda,  and all
                --------------------------
Exhibits attached hereto are hereby incorporated by reference herein.


               [Left intentionally blank. Signature pages follow.]

                                                                     As Executed

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  OAK HILL FINANCIAL, INC.


                                  By: /s/ Ralph E. Coffman Jr.
                                      ---------------------------------------
                                      Ralph E. Coffman Jr., President and CEO

                                  LAWRENCE FINANCIAL HOLDINGS, INC.

                                  By: /s/ Jack L. Blair
                                      ------------------------------------
                                      Jack L. Blair, President and CEO









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
                                                                     As Executed



                                    EXHIBIT A
                                    ---------

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of _________ __, 200_, between OAK HILL BANKS, a banking corporation chartered under the law of Ohio ("Oak Hill Banks") and LAWRENCE BANK formerly known as LAWRENCE FEDERAL SAVINGS BANK, a banking corporation chartered under the law of Ohio ("Lawrence Federal") Lawrence Federal and Oak Hill Banks are collectively referred to herein as the "Constituent Corporations".


                                    RECITALS
                                    --------


         A. Oak Hill Banks is a banking corporation organized and existing under the laws of Ohio and is authorized to issue 1300 shares of common stock, $1,000.00 par value ("Oak Hill Banks Common"), all of which are issued and outstanding as of the date hereof and owned by Oak Hill Financial, Inc., an Ohio corporation ("Oak Hill Financial").

         B. Lawrence Federal is a banking corporation organized and existing under the laws of Ohio and is authorized to issue ______ shares of common stock, ______ par value ("Lawrence Federal Common"), of which _______ shares are issued and outstanding as of the date hereof and owned by Oak Hill Financial.

         C. The respective boards of directors of the Constituent Corporations have approved the merger of Oak Hill Banks with and into Lawrence Federal substantially on the terms and conditions contained in this Agreement. Furthermore, the board of directors and the parties hereto intend for this transaction to be a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended.


                                    AGREEMENT
                                    ---------


         In consideration of the foregoing and the mutual promises contained herein, the parties agree as follows:

         1.   Merger.  Subject to  the  terms  and  conditions  hereof,  at  the
              ------
"Effective Time" (as such term is defined in Section 2 hereof), Oak Hill Banks shall be merged with and into Lawrence Federal (the "Merger"). Lawrence Federal shall be the surviving corporation in the Merger (the "Surviving Corporation"), and shall continue its corporate existence under the laws of Ohio following the consummation of the Merger. At the Effective Time, the separate existence and corporate organization of Oak Hill Financial shall cease.

         2.   Effective Date and Time.  The Merger shall be effective on (i) the
              -----------------------
day on which this Agreement and the related Certificate of Merger have been filed in accordance with the requirements of the laws of Ohio, or (ii) such later date and time as may be specified in such Certificate of Merger (the "Effective Time").

         3.   Name.  The name of the Surviving  Corporation  shall be "Oak  Hill
              ----
Banks."

         4.   Charter.   The   Articles  of  Incorporation  attached  hereto  as
              -------
Exhibit A shall be the articles of incorporation of the Surviving Corporation, until amended in accordance with law.


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
                                                                     As Executed

         5.   Directors.   The  directors  of the Surviving Corporation shall be
              ---------
Ralph E. Coffman, Jr., 250 Summerhill Drive, Chillicothe, OH 45601; Evan E. Davis, 225 S. Front Street, Oak Hill, OH 45656; John D. Kidd, 2500 Five Points Rd., Jackson, OH 45640; David Ratz, 493 Abbey Lane, Jackson, OH 45640; Ron J. Copher, 5841 Franklin Valley, Jackson, OH 45640; Scott J. Hinsch, Jr., 535 Aaron Avenue, Jackson, OH 45640; Darrell D. Boggs, 13683 State Route 279, Oak Hill, OH 45656; and Miles R. Armentrout, 45 Brandon Court, Springboro, OH 45066 to serve until their successors are duly elected and qualified in accordance with the regulations of the Surviving Corporation and the laws of Ohio.

         6.   Regulations.  The Code of Regulations  attached hereto as  Exhibit
              -----------
B shall be the regulations of the Surviving Corporation, until amended in accordance with law.

         7.   Statutory  Agent.  The name and address of the agent upon whom any
              ----------------
process, notice, or demand against any Constituent Corporation or the Surviving Corporation may be served is H. Grant Stephenson, 41 South High Street, Suite 3100, Columbus, Ohio 43215.

         8.   Conversion of Shares.   All  shares  of  Oak  Hill  Banks that are
              --------------------
issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding shares of Oak Hill Banks Common at and after the Effective Time. At the Effective Time, the shares of Lawrence Federal Common issued and outstanding immediately prior to the Effective Time shall be cancelled.

         9.   Effect of the Merger.
              --------------------

              (a) At the Effective Time, the effect of the Merger shall be as provided by the applicable provisions of the laws of Ohio. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the separate existence of Oak Hill Banks shall cease; all assets and property (real, personal, and mixed, tangible and intangible, choses in action, rights, and credits) then owned by Oak Hill Banks, or which would inure to Oak Hill Banks, shall immediately, by operation of law and without any conveyance, transfer, or further action, become the assets and property of the Surviving Corporation. All rights and obligations of Oak Hill Banks shall remain unimpaired and the Surviving Corporation shall succeed to all such rights and obligations.

              (b) From time to time, as and when requested by the Surviving Corporation or by its successors, the respective officers and directors of Lawrence Federal in office at the Effective Time shall execute and deliver such instruments and shall take or cause to be taken such further or other action as shall be necessary in order to vest or perfect in the Surviving Corporation, or to confirm of record or otherwise, title to, and possession of, all the assets, property, interests, rights, privileges, immunities, powers, franchises, and authority of Lawrence Federal, as the case may be, and otherwise to carry out the purposes of this Agreement.

         10.  Offices.   The  principal   executive  offices  of  the  Surviving
              -------
Corporation shall be located at 120 Twin Oaks Drive, Jackson, Ohio 45640.

         11.  Additional Agreements.   Subject  to  the  terms  and   conditions
              ---------------------
provided in this Agreement, the parties hereto shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement, subject, however, to the adoption of this Agreement by the shareholders of Lawrence Federal and Oak Hill Banks and the receipt of all required regulatory approvals.

         12.  Amendment.  At any time prior to the Effective  Time,  the parties
              ---------
hereto may amend, modify, or supplement this Agreement by mutual agreement authorized by their respective boards of directors and provided, further, that this Agreement may not be amended, modified, or supplemented, except by an instrument in writing executed and delivered by each of the parties hereto.


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
                                                                     As Executed

         13.  Termination.  This Agreement may be terminated  only by the mutual
              -----------
agreement of the parties hereto.

         14.  Entire Agreement.  This Agreement constitutes the entire agreement
              ----------------
among the parties with respect to the subject matter thereof and supersedes all prior agreements and understandings, oral or written, among the parties with respect to such subject matter and no party shall be liable or bound to the others in any manner by any covenants, representations, or warranties except as specifically set forth herein or therein.

         15.  Titles  and  Subtitles.  The  titles  and  subtitles  used in this
              ----------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         16.  Assignment.  Neither this Agreement nor any rights, interests,  or
              ----------
obligations hereunder shall be assigned or transferred by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties.

         17.  Benefit.  Nothing  in  this  Agreement,  express  or  implied,  is
              -------
intended to confer upon any person or entity other than the parties hereto and their successors in interest any rights or remedies under or by reason of this Agreement.

         18.  Counterparts.  This  Agreement  may be  executed  in any number of
              ------------
counterparts, each of which shall be deemed an original for all purposes, but such counterparts taken together shall constitute one and the same instrument.

         19.  Governing Law. This  Agreement  shall be construed and enforced in
              -------------
accordance with the laws of the State of Ohio without regard to its conflict of laws principles.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                 OAK HILL BANKS


                                 By:
                                     -----------------------------------------
                                     Scott J. Hinsch, President


                                 LAWRENCE BANK


                                 By:
                                     -----------------------------------------
                                     Jack E. Blair, President





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